AGREEMENT AND PLAN OF MERGER



     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of August 5, 1999 by and among Haywood Bancshares, Inc. ("Haywood"), a corporation organized and existing under the Laws of the State of North Carolina, with its principal office located in Waynesville, North Carolina, Century South Banks, Inc. ("CSBI"), a corporation organized and existing under the Laws of the State of Georgia, with its principal office located in Dahlonega, Georgia and HBI Acquisition Corp. ("HAC"), a corporation organized and existing under the Laws of the State of North Carolina with its principal office located in Waynesville, North Carolina and a wholly owned subsidiary of CSBI.

                            PREAMBLE

     The Boards of Directors of Haywood and CSBI are of the opinion that the transaction described herein is in the best interest of the parties and their respective shareholders. This Agreement provides for the merger of HAC with and into Haywood such that Haywood will become a wholly owned subsidiary of CSBI (the "Merger"). At the Effective Time of the Merger, the outstanding shares of the capital stock of Haywood shall be converted into the right to receive shares of the common stock of CSBI (except as provided herein). As a result, shareholders of Haywood shall become shareholders of CSBI. The transaction described in this Agreement is subject to the approvals of the shareholders of Haywood and HAC, applicable Regulatory Authorities and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. In connection with the execution of this Agreement, Haywood and CSBI will enter into a stock option agreement (the "Stock Option Agreement") in the form attached hereto as Exhibit A.

     Immediately following the Closing of the Merger, Haywood Savings Bank, Inc., SSB ("Bank"), a North Carolina-chartered savings bank, Great Smokies Financial Corporation, a North Carolina corporation, and Great Smokies Insurance Agency, Inc., a North Carolina corporation, each a wholly-owned subsidiary of Haywood, with their main offices located in Waynesville, North Carolina, will remain in existence under their respective Articles of Incorporation and Bylaws, as in effect immediately prior to the Effective Time, as wholly-owned subsidiaries of Haywood.

     Certain terms used in this Agreement are defined in Section
11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

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                           ARTICLE 1
                TRANSACTION AND TERMS OF MERGER

     1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, HAC shall be merged with and into Haywood in accordance with the provisions of Section 55-11-05 of the NCBCA and with the effect provided in Section 55-11-06 of the NCBCA. Haywood shall be the Surviving Corporation resulting from the Merger as a wholly owned subsidiary of CSBI, and the separate existence of HAC shall cease. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Haywood, HAC and CSBI.

    1.2 Time and Place of Closing. The Closing will take place at 9:30 a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:30 a.m.), or at such other time as the Parties, acting through their Chief Executive Officers, may mutually agree. The place of Closing shall be at the offices of Troutman Sanders LLP, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

    1.3 Effective Time. The Merger contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of North Carolina. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the Chief Executive Officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, (ii) the date on which the shareholders of Haywood approve this Agreement, or (iii) such later date as may be mutually agreed upon in writing by the Chief Executive Officers of each Party.

     1.4 Execution of Support and Non Competition Agreements. Immediately prior to the execution of this Agreement and as a condition hereto, each of the executive officers and directors of Haywood and Bank listed in Exhibit E is executing and delivering to CSBI a Support Agreement and Non Competition Agreement in substantially the form as attached hereto as Exhibit B.

                           ARTICLE 2
                        TERMS OF MERGER

     2.1  Articles of Incorporation.  The Articles of
Incorporation of Haywood in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

     2.2 Bylaws. The Bylaws of Haywood in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving
Corporation until otherwise amended or repealed.

     2.3 Directors and Officers of Haywood and Bank. The directors of Haywood and Bank in office prior to the Effective Time may continue, at their discretion, to serve as directors
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of the Surviving Corporation and Bank for a period of the later of their attaining age 70 or five years after the Closing but in no event later than any individual's 75th birthday. The directors will receive directors' fees in the amount of $400 per month for their combined service to Haywood and Bank. The officers of Haywood immediately prior to the Effective Time shall become officers of the Surviving Corporation.

     2.4 Directors and Officers of CSBI and HAC. The directors and officers of CSBI in office immediately prior to the Effective Time shall serve as the officers and directors of CSBI from and after the Effective Time in accordance with the Bylaws of CSBI. The directors of HAC in office immediately prior to the Effective Time shall become additional directors of the Surviving Corporation from and after the Effective Time until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the Bylaws of the Surviving Corporation.

                           ARTICLE 3
            MANNER OF CONVERTING SHARES AND OPTIONS

     3.1 Conversion of Shares. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

          (a) Each share of CSBI Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Subject to adjustment as outlined below and as set forth in Section 3.4 of this Agreement, the election rights set forth in Section 3.2 of this Agreement, the allocation provisions set forth in Section 3.3 of this Agreement and the conditions set forth herein, each share of Haywood Common Stock issued and outstanding at the Effective Time shall be converted into .8874 shares (the "Exchange Ratio") of CSBI Common Stock (the "Per Share Stock Consideration"), provided, however, that if (i) the Valuation Period Market Value of CSBI Common Stock is less than $24.00 per share, then the Exchange Ratio shall be increased by an amount equal to the product of (A) the Exchange Ratio multiplied by (B) the quotient of the difference between $24.00 less the Valuation Period Market Value divided by the Valuation Period Market Value or (ii) the Valuation Period Market Value of CSBI Common Stock is greater than $27.00 per share, then the Exchange Ratio shall be decreased by an amount equal to the product of (A) the Exchange Ratio multiplied by (B) the quotient of the difference between the Valuation Period Market Value less $27.00, divided by the Valuation Period Market Value.

          (c)  Subject to adjustment as outlined above and as
set forth in Section 3.4 of this Agreement, the election rights set forth in Section 3.2 of this Agreement, the allocation provisions set forth in Section 3.3 of this Agreement and the conditions set forth herein, each share of Haywood Common Stock (excluding shares held by CSBI or any of its Subsidiaries or by Haywood, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive the Per Share Stock Consideration.
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     3.2  Cash Election.  Notwithstanding the foregoing, Holders of Haywood Common Stock who beneficially own less than 100 shares shall receive cash consideration in lieu of receiving
CSBI Common Stock in the Merger. In addition, all other holders of Haywood Common Stock may elect to receive cash consideration in lieu of receiving CSBI Common Stock in accordance with the election procedures set forth below in this Section 3.2.
Holders who are to receive cash in lieu of exchanging their shares of Haywood Common Stock for CSBI Common Stock as specified below shall receive an amount in cash (the "Per Share Cash Consideration") in respect of each share of Haywood Common Stock that is so converted equal to the Exchange Ratio (subject to adjustment of the Exchange Ratio as set forth in Section 3.1(b) of this Agreement) and the product of the Valuation
Period Market Value.  For purposes of this Agreement:

          (i) "Valuation Period Market Value" shall mean the average of the closing sales prices for CSBI Common Stock as reported on the NASDAQ (as reported in The Wall Street Journal or, in the absence thereof, by another authoritative source) during the Valuation Period; and

          (ii) "Valuation Period" shall mean the 20 consecutive trading day period during which the shares of CSBI Common Stock are traded on the NASDAQ ending on the 10th calendar day immediately prior to the anticipated Effective Time.

     An election form and other appropriate and customary transmittal materials ("Election Form") (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing Haywood Common Stock ("Old Certificates")) shall pass, only upon proper delivery of such Old Certificates to an exchange agent designated by CSBI (the "Exchange Agent") shall be mailed together with the Proxy Statement on such date as Haywood and CSBI shall mutually agree ("Mailing Date") to each holder of record of Haywood Common Stock as of the record date for eligibility to vote at the Special Meeting.

     Each Election Form shall permit a holder (or the beneficial owner through appropriate and customary documentation and instructions) of Haywood Common Stock to elect to receive cash with respect to all or a portion of such holder's Haywood Common Stock (shares as to which the election is made being "Cash Election Shares"). The "Cash Election Amount" shall be equal to the Per Share Cash Consideration multiplied by the total number of Cash Election Shares. Shares as to which the holder (or beneficial owner elects to receive the Per Share Stock Consideration (if eligible to so elect) are referred to herein as "Stock Election Shares."

     Any share of Haywood Common Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m. on the 20th day following the Mailing Date (the "Election Deadline") shall be converted either into the Per Share Stock consideration or the Per Share Cash Consideration at the election of CSBI (such shares being "No Election Shares") with the exception that shares held by a holder of less than 100 shares shall be deemed to be Cash Election Shares.

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     CSBI shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of Haywood Common Stock between the Mailing Date and the close of business on the business day prior to the Election Deadline, and Haywood shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

     Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of Haywood Common Stock covered by such Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of Haywood Common Stock represented by such Election Form shall become No Election Shares and CSBI shall cause the certificates representing Haywood Common Stock to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither CSBI nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

     3.3 Allocation. Within five business days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, CSBI shall cause the Exchange Agent to effect the allocation among the holders of Haywood Common Stock so that 50% of the aggregate consideration paid in exchange for shares of Haywood Common Stock in the Merger (the "Total Merger Consideration") shall be paid in CSBI Common Stock (the "Stock Amount") and 50% of the Total Merger Consideration shall be paid in cash (the "Cash Amount"). The allocation shall be effected by the Exchange Agent as follows:

          (i)  If the Cash Amount is greater than the Cash
Election Amount, then:

               (a) each Cash Election Share shall be converted into the right to receive an amount of cash equal to the Per
Share Cash Consideration;

               (b) the Exchange Agent will select, on a pro rata basis, first from among the holders of No Election Shares and then, if necessary, from among the holders of Stock Election Shares, a sufficient number of such shares ("Cash Designee Shares") such that the sum of Cash Designee Shares and Cash Election Shares multiplied by the Per Share Cash Consideration equals as closely as practicable the Cash Amount (each Cash Designee Share shall be converted into the right to receive an amount of cash equal to the Per Share Cash Consideration); and

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               (c)  any Stock Election Shares and any No
Election Shares, in each case, not so selected as Cash Designee
Shares shall be converted into the right to receive the Per
Share Stock Consideration.

          (ii) If the Cash Amount is less than the Cash Election
Amount, then:

               (a)  each Stock Election Share and each No
Election Share shall be converted into the right to receive the Per Share Stock Consideration;

               (b) the Exchange Agent will select, on a pro rata basis from among the holders of Cash Election Shares, a sufficient number of such shares ("Stock Designee Shares") such that the number of Stock Designee Shares multiplied by the Per Share Cash Consideration equals as closely as practicable the difference between the Cash Election Amount and the Cash Amount (the Stock Designee Shares shall be converted into the right to receive the Per Share Stock Consideration); and

               (c) any Cash Election Shares not so selected as Stock Designee Shares shall be converted into the right to receive an amount of cash equal to the Per Share Cash
Consideration.

     In the event that the Exchange Agent is required pursuant to this Section 3.3 to designate from among all Stock Election Shares the Cash Designee Shares to receive cash, each holder of Stock Election Shares shall be allocated a pro rata portion of the remainder of the total Cash Designee Share less the number of No Election Shares which are Cash Designee Shares. Such proration shall reflect the proportion that the number of Stock Election Shares of each holder of Stock Election Shares bears to the total number of Stock Election Shares. In the event the Exchange Agent is required pursuant to this Section 3.3 to designate from among all holders of Cash Election Shares the Stock Designee Shares to receive the Per Share Stock Consideration, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Stock Designee Shares. Such proration shall reflect the proportion that the number of Cash Election Shares of each holder of Cash Election Shares bears to the total number of Cash Election Shares.

     Notwithstanding anything to the contrary contained in this
Section 3.3, CSBI may at CSBI's sole discretion, waive the maintenance of the Cash Amount if the difference between the Cash Amount and the aggregate amount of cash elected by holders of Haywood Common Stock, including the cash paid for fractional shares is less than 10% of the Cash Amount.

     3.4 Adjustment to Exchange Ratio. In the event that Haywood's consolidated shareholders' equity (as determined below) is less than $21,000,000, there shall be an adjustment to the Exchange Ratio. In such event, the Exchange Ratio shall be adjusted by multiplying it by a fraction the numerator of which is Haywood's consolidated shareholders' equity (as determined below) and the denominator of which is $21,000,000. The determination of Haywood's consolidated shareholders' equity, as adjusted, shall be based on Haywood's consolidated balance sheet prepared in accordance with GAAP dated as of the end of the month immediately preceding the Effective Time, including (i) all normal and recurring adjustments necessary in accordance with GAAP; (ii) all adjustments necessary to record obligations with respect to

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benefit obligations of Haywood or any of its subsidiaries under its employment agreements, deferred compensation agreements, directors' retirement plan, severance plan, and retention bonus plan assuming a change in control triggering event; (iii) all adjustments necessary to record estimated obligations payable by Haywood or any of its subsidiaries upon the termination of its defined benefit pension plan; and (iv) all accruals and liabilities for fees and expenses of consultants, attorneys, accountants and the like in connection with the Merger and the due diligence conducted by Haywood in regard to the Merger other than (x) the fees to be paid to Trident , (y) the direct costs associated with printing and mailing of the Proxy Statement, and (z) any costs, fees and expenses reasonably and directly incurred by Haywood and Bank in connection with any charter conversion by Bank.

     3.5 Anti-Dilution Provisions. In the event Haywood or CSBI changes the number of shares of Haywood Common Stock or CSBI Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be prior to the Effective Time, the Total Merger Consideration shall be proportionately adjusted.

     3.6 Shares Held by Haywood or CSBI. Each of the shares of Haywood Common Stock held by Haywood or by any CSBI Companies, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

     3.7 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Haywood Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of CSBI Common Stock (after taking into account all Old Certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Haywood Common Stock multiplied by the market value of one share of CSBI Common Stock at the Effective Time. The market value of one share of CSBI Common Stock at the Effective Time shall be the last sales price of the CSBI Common Stock on NASDAQ on the last business day preceding the Effective Time. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional shares.

                           ARTICLE 4
                       EXCHANGE OF SHARES

     4.1 Exchange Procedures. (a) Immediately prior to the Effective Time, CSBI shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Old Certificates for exchange in accordance with this
Article 4, certificates representing the shares of CSBI Common Stock ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with respect thereto (without any interest thereon), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article 4 in exchange for outstanding shares of Haywood Common Stock.

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          (b)  Within 20 days after the Effective Date, CSBI
shall send or cause to be sent to each former holder of record of shares (other than Cash Election Shares or Treasury Shares) of Haywood Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such shareholder's Old Certificates for the consideration set forth in this Article
3. CSBI shall cause the New Certificates into which shares of a shareholder's Haywood Common Stock are converted on the Effective Date and/or any check in respect of the Per Share Cash Consideration and any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such shareholders upon delivery to the Exchange Agent of Old Certificates representing such shares of Haywood Common Stock (or indemnity reasonably satisfactory to CSBI and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid on any such cash to be paid pursuant to Article 3 upon such delivery.

          (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Haywood Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (d) No dividends or other distributions with respect to CSBI Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Haywood Common Stock converted in the Merger into shares of such CSBI Common Stock until the holder thereof shall surrender such Old Certificate in accordance with this Article 4. After the surrender of an Old Certificate in accordance with this Article 4, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of CSBI Common Stock represented by such Old Certificates.

          (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Haywood for 12 months after the Effective Time shall be paid to CSBI. Any shareholders of Haywood who have not theretofore complied with this Article 4 shall thereafter look only to CSBI for payment of the shares of CSBI Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on the CSBI Common Stock deliverable in respect of each share of Haywood Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     4.2 Rights of Former Shareholders. At the Effective Time, the stock transfer books of Haywood shall be closed as to holders of Haywood Common Stock immediately prior to the Effective Time, and no transfer of Haywood Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of
Section 4.1 of this Agreement, each certificate theretofore representing shares of Haywood Common Stock (other than shares to be canceled pursuant to Section 3.6 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections
3.1 and 3.2 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders of record of Haywood shall be entitled to vote after the Effective Time at any meeting of CSBI shareholders the number of whole shares of CSBI Common Stock into which their respective shares of Haywood Common Stock are converted, regardless of whether such holders have exchanged their certificates representing


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Haywood Common Stock for certificates representing CSBI Common
Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by CSBI on the CSBI Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of CSBI Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Haywood Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section
4.1 of this Agreement. However, upon surrender of such Haywood Common Stock certificate, both the CSBI Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                           ARTICLE 5
           REPRESENTATIONS AND WARRANTIES OF HAYWOOD

   Haywood hereby represents and warrants to CSBI and HAC as follows:

     5.1 Organization, Standing and Power. Haywood is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and is duly registered as a bank holding company under the BHC Act. Haywood has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Neither Haywood nor any Subsidiary owns any property or conducts any business outside of the State of North Carolina which would require any of them to be qualified as a foreign corporation in any jurisdiction except for such jurisdictions in which the failure to be so qualified is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood.

     5.2  Authority; No Breach By Agreement.

          (a) Haywood has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and, subject to approval by its stockholders, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Haywood, subject to the approval of this Agreement by the holders of at least a majority of the outstanding shares of Haywood Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Haywood. Subject to such requisite shareholder approval and Consents of applicable Regulatory Authorities, this Agreement represents a legal, valid and binding obligation of Haywood, enforceable against Haywood in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

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          (b)  Except as Previously Disclosed, neither the
execution and delivery of this Agreement by Haywood nor the consummation by Haywood of the transactions contemplated hereby, nor compliance by Haywood with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Haywood's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on either Haywood or any Subsidiary or all of them under, any Contract or Permit of either Haywood or any Subsidiary or all of them, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(a) and (b) of this Agreement, violate any Law or Order applicable to either Haywood or Bank or both or any of their respective Material Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate , banking and securities Laws and rules of the AMEX, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood no notice to, filing with or Consent of, any public body or authority is necessary for the consummation by Haywood of the Merger and the other transactions contemplated in this Agreement.

     5.3  Capital Stock and Other Securities.

          (a) The authorized capital stock of Haywood consists of 5,000,000 shares of Haywood Preferred Stock and 10,000,000 shares of Haywood Common Stock. As of the date of this Agreement, there are no shares of Haywood Preferred Stock outstanding and 1,250,356 shares of Haywood Common Stock issued and outstanding. No more than 1,250,356 shares of Haywood Common Stock will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of Haywood are duly and validly issued and outstanding and are fully paid and nonassessable under the NCBCA. None of the outstanding shares of capital stock of Haywood has been issued in violation of any preemptive rights of the current or past shareholders of Haywood. There are no outstanding Haywood Options that have been granted and are unexercised.

     (b) Except as set forth in Section 5.3(a) of this Agreement or there are no shares of capital stock or other equity securities of Haywood outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Haywood or contracts, commitments, understandings or arrangements by which Haywood is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     5.4 Haywood's Subsidiaries. Haywood has the following subsidiaries: (i) Bank; (ii) Great Smokies Financial
Corporation; and (iii) Great Smokies Insurance Agency, Inc.

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     5.5  SEC Filings; Financial Statements.

          (a) Haywood has filed and made available to CSBI all forms, reports and documents required to be filed by Haywood with the SEC since December 31, 1995 (collectively, the "Haywood SEC Reports"). The Haywood SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Haywood SEC Reports or necessary in order to make the statements in such Haywood SEC Reports, in light of the circumstances under which they were made, not misleading. Except for Haywood Subsidiaries that are registered as a broker, dealer or investment advisor or filings due to fiduciary holdings of the Haywood Subsidiaries, none of the Haywood Subsidiaries is required to file any forms, reports or other documents with the SEC;

          (b) Haywood has Previously Disclosed, and delivered to CSBI prior to the execution of this Agreement, copies of all Haywood Financial Statements for periods ended prior to the date hereof and will deliver to CSBI copies of all Haywood Financial Statements prepared subsequent to the date hereof. The Haywood Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or will be, if dated after the date of this Agreement, in accordance with the books and records of Haywood, which are or will be, materially complete and correct and which have been or will have been maintained in accordance with good business practices, and (ii) present or will present fairly the financial position of Haywood as of the dates indicated and the results of operations, changes in shareholders' equity and cash flows of Haywood for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not Material).

     5.6 Absence of Undisclosed Liabilities. Neither Haywood nor any Subsidiary has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Haywood as of December 31, 1998 and June 30, 1999 included in the Haywood Financial Statements or reflected in the notes thereto. Neither Haywood nor any Subsidiary has incurred or paid any Liability since June 30, 1999, except for (i) such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood, or (ii) in connection with the transaction contemplated by this Agreement.

     5.7 Absence of Certain Changes or Events. Since June 30, 1999, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood, (ii) neither Haywood nor any Subsidiary has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a Material breach or violation of any of the covenants and agreements of Haywood provided in Article 7 of this Agreement, and (iii) Haywood and each Subsidiary have conducted their

                           11
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
respective businesses in the ordinary and usual course
(excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

     5.8  Tax Matters.

          (a) All Tax Returns required to be filed by or on behalf of Haywood or any Subsidiary have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before December 31, 1998, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Haywood, and all Tax Returns filed are complete and accurate in all Material respects to the Knowledge of Haywood. All Taxes shown on filed returns have been paid as of the date of this Agreement, and there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Haywood, except as reserved against in the Haywood Financial Statements delivered prior to the date of this Agreement.
All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

          (b) Neither Haywood nor any Subsidiary has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid Tax deficiency has been asserted in writing against or with respect to Haywood or any Subsidiary, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood.

          (c) Adequate provision for any Taxes due or to become due by Haywood or Bank for the period or periods through and including the date of the respective Haywood Financial
Statements has been made and is reflected on such Haywood
Financial Statements.

          (d) Deferred Taxes of Haywood and its Subsidiaries have been provided for in accordance with GAAP. Effective
January 1, 1994, Haywood adopted Financial Accounting Standards
Board Statement 109, "Accounting for Income Taxes."

          (e) Haywood and its Subsidiaries are in compliance with, and their respective records contain all information and documents (including, without limitation, properly completed
IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood and its Subsidiaries.

          (f) Except as set forth in Schedule 5.8(f) attached hereto, neither Haywood nor any Subsidiary has made any payments, is obligated to make any payments or is a party to any contract, agreement or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.


                           12
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
          (g) There are no Material Liens with respect to Taxes upon any of the Assets of either Haywood or any of its Subsidiaries except for liens for Taxes not yet due or being contested in good faith and for which adequate provision thereof has been made.

          (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of either
Haywood or any of its Subsidiaries that occurred during or after any Taxable Period in which either Haywood or any of it
Subsidiaries incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1996.

          (i) Neither Haywood nor any of its Subsidiaries has filed any consent under Section 341(f) of the Internal Revenue
Code concerning collapsible corporations.

          (j) After the date of this Agreement, no Material election with respect to Taxes will be made by Haywood or any of its Subsidiaries without the prior consent of CSBI, which consent will not be unreasonably withheld.

          (k) Neither Haywood nor any of its Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     5.9 Allowance. The Allowance shown on the consolidated balance sheets of Haywood included in the most recent Haywood Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Haywood included in the Haywood Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of any Subsidiary and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by any Subsidiary as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Haywood.

     5.10 Assets. Except as Previously Disclosed or as disclosed or reserved against in the Haywood Financial Statements, Haywood and its Subsidiaries each has good and marketable title, free and clear of all Liens, to all of their respective Assets. Except as set forth in Schedule 5.10 attached hereto, all Material tangible properties used in the business of Haywood and its Subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Haywood's and each Subsidiaries' past practices. All Assets which are Material to Haywood's and its Subsidiaries' respective businesses held under leases or subleases by either Haywood or its Subsidiaries, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of either Haywood or its Subsidiaries provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any Subsidiary is a named insured are reasonably sufficient.
Neither Haywood nor any Subsidiary has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such policies of insurance will be substantially increased. The Assets of each Subsidiary include all assets required to operate the business of such Subsidiary as presently conducted.

     5.11 Environmental Matters.

          (a) To the Knowledge of Haywood, Haywood, and its Subsidiaries, their respective Participation Facilities and Loan Properties are, and have been, in full compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood.

          (b) There is no Litigation pending or, to the Knowledge of Haywood, threatened before any court, governmental agency, board, authority or other forum in which either Haywood or any Subsidiary or any of their respective Participation Facilities and Loan Properties has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or
(ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under or involving a site owned, leased or operated by either
Haywood or any Subsidiary or any of their respective Participation Facilities and Loan Properties, except for such Litigation pending or threatened which is not likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood.

          (c) To the Knowledge of Haywood, there is no reasonable basis for any Litigation of a type described in subsection (b), except such as is not likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood.

          (d) To the Knowledge of Haywood, there have been no releases, spills or discharges of Hazardous Material or other conditions involving Hazardous Materials in, on, under or affecting any Participation Facility or Loan Property, except such as are not likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood.

     5.12 Compliance with Laws. Haywood is duly registered as a bank holding company under the BHC Act. Bank is duly chartered as a state savings bank under applicable Laws and is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and its deposits are insured up to applicable limits by the Savings Association Insurance Fund. Bank and its Subsidiaries have in effect all Permits necessary for them to own, lease or operate their respective Assets and to carry on their respective businesses as now conducted, except for those Permits the absence of which are not likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood or its Subsidiaries, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood or its Subsidiaries. Neither Haywood nor any
Subsidiary:

                           13
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


          (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood; and

          (b) except as set forth on Schedule 5.12(b) attached hereto, has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that either Haywood or Bank is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either Haywood or any Subsidiary, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either Haywood or any Subsidiary, or
(iii) requiring Haywood or any Subsidiary to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its businesses, or in any manner relates to their respective capital adequacy, credit or reserve policies, management or the payment of dividends.

     5.13 Labor Relations. Neither Haywood nor its Subsidiaries is the subject of any Litigation asserting that either of them has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel Haywood or its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is Haywood or its Subsidiaries a party to or bound by any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving either of them, pending or threatened, nor to their respective Knowledge, is there any activity involving Haywood's or its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.14 Employee Benefit Plans.

          (a) Schedule 5.14(a) attached hereto sets forth correct and complete copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all other written employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in
Section 3(3) of ERISA currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Haywood or any Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which such persons are eligible to participate (collectively, the "Haywood Benefit Plans"). Any of the Haywood Benefit Plans which is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in
Section 3(2) of ERISA, is referred to herein as a "Haywood ERISA Plan." Each Haywood ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code or

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
Section 3(35) of ERISA) is referred to herein as a "Haywood Pension Plan." No Haywood Pension Plan is or has been a "multi-employer plan" within the meaning of Section 3(37) of ERISA. Except as set forth on Schedule 5.14(a) attached hereto, Haywood does not, and may not ever, participate in either a multi-employer plan or a multiple employer plan.

          (b) Haywood has delivered or made available to CSBI prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Haywood Benefit Plans (including insurance contracts), and all amendments thereto,
(ii) with respect to any such Haywood Benefit Plans or amendments, all determination letters, Material rulings, Material opinion letters, Material information letters or Material advisory opinions issued by the IRS, the United States Department of Labor or the Pension Benefit Guaranty Corporation after December 31, 1994, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports and summary annual reports prepared for any Haywood Benefit Plan with respect to the most recent plan year, and (iv) the most recent summary plan descriptions and any Material modifications thereto.

          (c) All Haywood Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood. Each Haywood ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS, and Haywood is not aware of any circumstances which will or could reasonably result in revocation of any such favorable determination letter or failure of an Haywood ERISA Plan intended to satisfy Internal Revenue Code Section 401 to satisfy the Tax qualification provisions of the Internal Revenue Code applicable thereto. Neither Haywood nor Bank has engaged in a transaction with respect to any Haywood Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date hereof, would subject Haywood or Bank to a Material Tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood.

          (d) Except as set forth on Schedule 5.14(d) attached hereto, no Haywood Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no Material change in the financial position or funded status of any Haywood Pension Plan,
(ii) no change in the actuarial assumptions with respect to any Haywood Pension Plan, and (iii) no increase in benefits under any Haywood Pension Plan as a result of plan amendments or changes in applicable Law, any of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood or materially affect the funding status of any such plan. Neither any Haywood Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Haywood, or the

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
single-employer plan of any entity which is considered one employer with Haywood under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on Haywood. Haywood has not provided, and is not required to provide, security to a Haywood Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code. All premiums required to be paid under ERISA Section 4006 have been timely paid by Haywood, except to the extent any failure to do so would not have a Material Adverse Effect on Haywood.

          (e) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Haywood with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on Haywood. Except as Previously Disclosed, Haywood has not incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on Haywood. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Haywood Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (f) Except as set forth on Schedule 5.14(f) attached hereto or as required under Title I, Part 6 of ERISA and Internal Revenue Code Section 4980B, neither Haywood nor Bank has any obligations to provide health and life benefits under any of the Haywood Benefit Plans to former employees, and there are no restrictions on the rights of Haywood to amend or terminate any such plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Haywood.

          (g) Except as set forth on Schedule 5.14(g) attached hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any officer, director or any employee of Haywood from Haywood or its Subsidiaries under any Haywood Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Haywood Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (h) Except as set forth on Schedule 5.14(h) attached hereto, the actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Haywood and its respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Haywood Financial Statements to the extent required by and in accordance with GAAP.

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     5.15 Material Contracts.  Except as set forth on Schedule
5.15 attached hereto or otherwise reflected in the Haywood Financial Statements, neither Haywood, its Subsidiaries nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by Haywood or any Subsidiary or the guarantee by Haywood or any Subsidiary of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables, Federal Home Loan Bank advances and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto would be required to be filed as an exhibit to a Form 10-K filed by Haywood with the SEC as of the date of this Agreement that has not been filed by Haywood with the SEC or incorporated by reference as an exhibit to Haywood's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the "Haywood Contracts"). With respect to each Haywood Contract, (i) the Contract is in full force and effect,
(ii) neither Haywood nor Bank is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood, (iii) neither Haywood nor its Subsidiaries has repudiated or waived any material provision of any such Contract, and (iv) no other party to any such Contract is, to the knowledge of Haywood, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood, or has repudiated or waived any Material provision thereunder. Except as set forth on Schedule 5.15 attached hereto, all of the indebtedness of Haywood or any Subsidiary for money borrowed is prepayable at any time by Haywood or any Subsidiary without penalty or premium.

     5.16 Legal Proceedings. There is no Litigation pending, or, to the Knowledge of Haywood, threatened against either Haywood or any Subsidiary, or against any of their Assets, employee benefit plans, interests or rights that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against either Haywood or any Subsidiary, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood.

     5.17 Reports. Except as set forth on Schedule 5.17 attached hereto, since December 31, 1994, Haywood and its Subsidiaries have timely filed all reports and statements, together with any amendments required to be made with respect thereto, that they were required to file with Regulatory Authorities and any applicable state securities or banking authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood or its Subsidiaries. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, each such report and document did not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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     5.18 Statements True and Correct.  No statement,
certificate, instrument or other writing furnished or to be furnished by Haywood or any Subsidiary or any Affiliate thereof to CSBI pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by Haywood or any Subsidiary or any Affiliate thereof for inclusion in the Registration Statement to be filed by CSBI with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Haywood or any Subsidiary or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Haywood's shareholders in connection with the Haywood Meeting, and any other documents to be filed by Haywood or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Haywood, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Haywood Meeting be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Haywood Meeting. All documents that Haywood or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     5.19 Tax and Regulatory Matters. Neither Haywood, nor any Subsidiary nor any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of Haywood, there exists no fact, circumstance or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b) other than with respect to anti-trust or competitive effects issues.

     5.20 State Takeover Laws. Haywood has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price,"
"business combination" or other state takeover Law.

     5.21 Articles of Incorporation Provisions. Haywood has taken all actions so that the entering into of this Agreement and the consummation of the Merger contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of Haywood (other than voting, dissenters' rights of appraisal or other similar rights) or restrict or impair the ability of CSBI or any of its Subsidiaries

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
to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Haywood Common Stock that may be acquired or controlled by it.

     5.22 Derivatives. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Haywood's own account, or for the account of Bank or its customers, were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible.

     5.23 Year 2000. To the Knowledge of Haywood, all computer software and hardware necessary for the conduct of business by Haywood (the "Haywood Software") is designed to be used before, on, and after January 1, 2000 and the Haywood Software will operate during each such time period without error relating to the year 2000, specifically including any error relating to, or the product of, any date data representing or referring to any particular date. As used in this Section 5.23, "operate" further includes, but is not limited to, accepting input of dates without ambiguity, outputting all dates without ambiguity, and performing calculations, comparisons, extractions, sorting and any other processing or taking actions or making decisions using dates or time periods without suffering any abends, aborts, invalid or incorrect results or other interruptions, whether before, on, or after January 1, 2000. Haywood has received all year 2000 examinations and certifications as required by applicable Law and will, within ten business days of this Agreement, make available for CSBI's review all (i) such examinations and certifications, (ii) contingency plans in the event the Software fails to operate, and (iii) costs associated with or related to the Haywood Software.

                           ARTICLE 6
         REPRESENTATIONS AND WARRANTIES OF CSBI AND HAC

   CSBI and HAC, jointly and severally, hereby represent and warrant to Haywood as follows:

     6.1 Organization, Standing and Power. CSBI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Georgia and is duly registered as a bank holding company under the BHC Act. HAC is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. CSBI has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. CSBI is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI.

     6.2  Authority, No Breach By Agreement.

          (a) CSBI and HAC each have the corporate power and authority necessary to execute, deliver and perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the

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
Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CSBI and HAC. Subject to the Consents of Regulatory Authorities, this Agreement represents a legal, valid, and binding obligation of CSBI and HAC, enforceable against CSBI and HAC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by either CSBI or HAC, nor the consummation by either CSBI or HAC of the transactions contemplated hereby, nor compliance by either CSBI or HAC with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of CSBI's or HAC's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any CSBI Companies under, any Contract or Permit of any CSBI Companies, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any CSBI Companies or any of their respective Material Assets.

         (c) No notice to, filing with or Consent of any public body or authority is necessary for the consummation by either CSBI or HAC of the Merger and the other transactions contemplated in this Agreement other than (i) in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws and rules of the NASD, (ii) Consents required from Regulatory Authorities, (iii) notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and (iv) Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI.

     6.3  Capital Stock.

         (a) The authorized capital stock of CSBI consists of 30,000,000 shares of CSBI Common Stock. As of June 30, 1999, there were 11,754,156 shares of CSBI Common Stock issued and outstanding. CSBI is authorized to issue one or more series of preferred stock with such powers, preferences and rights as may be established by CSBI's Board of Directors. As of the date of this Agreement, no preferred stock has been issued. As of June 30, 1999, 500,000 shares of CSBI Common Stock were reserved for issuance upon the exercise of issued and outstanding stock options under the 1994 Incentive Stock Option Plan and 500,000 shares of CSBI Common Stock were reserved under the 1998 Century South Banks, Inc. Executive Stock Plan (collectively, the "CSBI Option Plans"). All of the issued and outstanding shares of CSBI Common Stock are, and all of the shares of CSBI Common Stock to be issued in exchange for shares of Haywood Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of CSBI Common Stock has been, and none of the shares of CSBI Common Stock to be issued in exchange for shares of Haywood Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of CSBI.

         (b) Except as set forth in Section 6.3(a) of this Agreement, or as provided pursuant to the CSBI Option Plans, or as Previously Disclosed, as of the date of this Agreement, there are no shares of capital stock or other equity securities of CSBI outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of CSBI or contracts, commitments, understandings or arrangements by which CSBI is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

          (c) At the record date fixed to determine the shareholders entitled to receive notice of and to vote at the Haywood Meeting, the CSBI Common Stock shall either be listed on a national securities exchange or held of record by at least
2,000 shareholders.

     6.4  SEC Filings; Financial Statements.

          (a) CSBI has filed and made available to Haywood all forms, reports and documents required to be filed by CSBI with the SEC since December 31, 1994 (collectively, the "CSBI SEC Reports"). The CSBI SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such CSBI SEC Reports or necessary in order to make the statements in such CSBI SEC Reports, in light of the circumstances under which they were made, not misleading. Except for CSBI Subsidiaries that are registered as a broker, dealer or investment advisor or filings due to fiduciary holdings of the CSBI Subsidiaries, none of the CSBI Subsidiaries is required to file any forms, reports or other documents with the SEC;

          (b) CSBI has Previously Disclosed and delivered to Haywood prior to the execution of this Agreement copies of all CSBI Financial Statements for periods ended prior to the date hereof and will deliver to Haywood copies of all CSBI Financial Statements prepared subsequent to the date hereof. The CSBI Financial Statements (as of the dates thereof and the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the CSBI Companies, which are or will be, materially complete and correct and which have been or will have been, maintained in accordance with good business practices, and (ii) present or will present fairly the consolidated financial position of the CSBI Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and cash flows of the CSBI Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not Material).

     6.5 Absence of Undisclosed Liabilities. None of the CSBI Companies have any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, except Liabilities which are accrued or reserved against in the consolidated balance sheets of CSBI as of December 31, 1998 and June 30, 1999 included in the CSBI Financial Statements or reflected in the notes thereto. No CSBI Company has incurred or paid any Liability since March 31, 1999, except for (i) such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, or (ii) in connection with the transactions contemplated by this Agreement.

     6.6 Absence of Certain Changes or Events. Since June 30, 1999, except as Previously Disclosed, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, and (ii) the CSBI Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a Material breach or violation of any of the covenants and agreements of CSBI provided in Article 7 of this Agreement.

     6.7 Compliance with Laws. CSBI is duly registered as a bank holding company under the BHC Act. Each of the CSBI Companies has in effect all permits necessary to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI. None of the CSBI Companies:

          (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI; and

          (b) except as Previously Disclosed, has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any of the CSBI Companies are not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, or (iii) requiring any CSBI Companies to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

     6.8 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of CSBI, threatened against any CSBI Companies, or against any Asset, interest or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material

Adverse Effect on CSBI, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against any CSBI Companies, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI.

     6.9 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any CSBI Companies or any Affiliate thereof to Haywood pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any CSBI Companies or any Affiliate thereof for inclusion in the Registration Statement to be filed by CSBI with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any CSBI Companies or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Haywood shareholders in connection with the Haywood Meeting, and any other documents to be filed by any CSBI Companies or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Haywood, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Haywood Meeting, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Haywood Meeting. All documents that any CSBI Companies or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     6.10 Tax and Regulatory Matters. No CSBI Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or
(ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section 9.1(b). To the Knowledge of CSBI, there exists no fact, circumstance or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such
Section 9.1(b) other than with respect to anti-trust or competitive effects issues.

     6.11 Reports. Except as Previously Disclosed, since December 31, 1994, CSBI and its Subsidiaries have timely filed all reports and statements, together with any amendments required to be made with respect thereto (or have obtained written waivers from the applicable Regulatory Authority waiving all consequences from the failure to timely file), that they were required to file with Regulatory Authorities and any applicable state securities or banking authorities, except

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
failure to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI or its Subsidiaries. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, each such report and document did not contain any untrue statement of a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.12 Year 2000. To the Knowledge of CSBI, all computer software and hardware necessary for the conduct of business by CSBI (the "CSBI Software") is designed to be used before, on, and after January 1, 2000 and the CSBI Software will operate during each such time period without error relating to the Year 2000, specifically including any error relating to, or the product of, any date data representing or referring to any particular date. As used in this Section 6.12, "operate" further includes, but is not limited to, accepting input of dates without ambiguity, outputting all dates without ambiguity, and performing calculations, comparisons, extractions, sorting and any other processing or taking actions or making decisions using dates or time periods without suffering any abends, aborts, invalid or incorrect results or other interruptions, whether before, on, or after January 1, 2000. CSBI has received all Year 2000 examinations and certifications as required by applicable Law and will, within ten business days of this Agreement, make available for Haywood's review all (i) such examinations and certifications, (ii) contingency plans in the event the software fails to operate, and (iii) costs associated with or related to the CSBI Software.

     6.13 Merger Consideration. CSBI has unissued shares of CSBI Common Stock that are not reserved for any other purposes and are sufficient to provide the aggregate number of shares of CSBI Common Stock to be issued in the Merger and has available to it sources of funds sufficient to provide the aggregate Per Share Cash Consideration. The shares of CSBI Common Stock to be issued in the Merger have been duly authorized and when issued pursuant to the Merger will be validly issued, fully paid and non-assessable with the same rights as each other outstanding shares of CSBI Common Stock.

                           ARTICLE 7
            CONDUCT OF BUSINESS PENDING CONSUMMATION

     7.1 Affirmative Covenants of Haywood. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement unless the prior written consent of CSBI shall have been obtained, and except as otherwise contemplated herein, Haywood agrees: (i) to operate its business and cause each Subsidiary to operate its business in the usual, regular and ordinary course; (ii) to preserve intact its business organizations and Assets and maintain its rights and franchises; (iii) to use its reasonable efforts to cause its representations and warranties to be correct at all times; (iv) to use its reasonable efforts to ensure, to the extent consistent with the Board of Directors' exercise of its fiduciary duties, that the aggregate Merger-related expenses it incurs are reasonable; (v) to take all steps necessary to terminate the Haywood Benefit Plans (or obtain waivers of claims against Haywood from the beneficiaries thereunder as approved by CSBI in its sole discretion) as of the Effective Time; and (vi) to take no action which would (a) adversely affect the ability of any Party to obtain any

Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement or (b) adversely affect in any Material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     7.2 Negative Covenants of Haywood. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Haywood covenants and agrees that it and each Subsidiary will not do or agree or commit to do, any of the following without the prior written consent of the Chief Executive Officer of CSBI, which consent shall not be unreasonably withheld:

          (a) amend the Articles of Incorporation, Bylaws or other governing instruments of Haywood or the Charter, Bylaws or other governing instruments of each Subsidiary; or

          (b) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $50,000 except in the ordinary course of the business of Haywood and each Subsidiary consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds, advances from the Federal Home Loan Bank and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any share of stock of each Subsidiary held by Haywood of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers' acceptances, "treasury, tax and loan" accounts established in the ordinary course of business and Liens in effect as of the date hereof that are Previously Disclosed); or

          (c) repurchase, redeem or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Haywood, or declare or pay any dividend or make any other distribution in respect of Haywood capital stock provided that Haywood may, in its sole discretion (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay quarterly cash dividends at a rate not to exceed sixteen cents ($0.16) per share consistent with past practices to its shareholders; or

          (d) except for this Agreement or in connection with the exercise of any option pursuant to the Stock Option Agreement, issue or sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Haywood Common Stock, or any stock appreciation rights, or any option, warrant, conversion or other right to acquire any such stock; or

          (e) adjust, split, combine or reclassify any capital stock of Haywood or issue or authorize the issuance of any other securities in respect of or in substitution for shares of either Haywood Common Stock or each Subsidiary's common stock or buy, sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $10,000 or that exceed in the aggregate the sum of $100,000 during the term of this Agreement (other than in the ordinary course of business for reasonable and adequate consideration); or

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
          (f) acquire direct or indirect control over any real property, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by Haywood in its fiduciary capacity; or

          (g) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, and purchases of investment grade bonds issued by municipalities located within the State of North Carolina with a maturity of five years or less, purchase any bonds or securities or make any Material investment, either by purchase of stock, bonds or securities, contributions to capital, Asset transfers or purchase of any Assets, in any Person other than Bank, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new, wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

          (h) grant any increase in compensation or benefits to the employees or officers of Haywood or any Subsidiary (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice Previously Disclosed or as required by Law, pay any bonus, enter into or amend any severance agreements with officers of either Haywood or any Subsidiary, grant any increase in fees or other increases in compensation or other benefits to directors of either Haywood or any Subsidiary except in accordance with past practice Previously Disclosed; or

          (i) enter into or amend any employment Contract between Haywood or any Subsidiary and any Person (unless such amendment is required by Law) that Haywood or any Subsidiary, as the case may be, does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (j) adopt any new employee benefit plan of Haywood or any Subsidiary or make any Material change in or to any existing employee benefit plans of Haywood or any Subsidiary other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (k) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

          (l) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of Haywood or any Subsidiary for money damages in excess of $25,000 or Material restrictions upon the operations of Haywood or Subsidiary; or

          (m) except in the ordinary course of business, modify, amend or terminate any Material Contract or waive, release, compromise or assign any Material rights or claims; or

          (n) extend credit to any borrower which requires the approval of Haywood's Board of Directors.

     7.3  Covenants of CSBI and HAC.

          (a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Haywood shall have been obtained, CSBI and HAC, jointly and severally, covenant and agree that each of them shall (i)

continue to conduct their respective businesses and the business of its Subsidiaries in a manner designed in their respective reasonable judgment to enhance the long-term value of the CSBI Common Stock and the business prospects of the CSBI Companies,
(ii) to the extent consistent therewith, use all reasonable efforts to preserve intact the CSBI Companies' core businesses and goodwill with their respective employees and the communities they serve, (iii) use their respective reasonable efforts to cause their respective representations and warranties to be correct at all times, and (iv) take no action which would (a) adversely affect the ability of any Party to obtain any Consents required for the transaction contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) adversely affect in any Material respect the ability of any Party to perform its covenants and agreements under this Agreement.

          (b) CSBI shall take all action necessary to approve, in accordance with Rule 16b-3 of the 1934 Act, the acquisition of shares of the common stock of CSBI and CSBI stock options by Haywood shareholders who will become Section 16 insiders of CSBI upon consummation of the Merger.

     7.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) is reasonably likely to cause or constitute a Material breach of any of its representations, warranties or covenants contained herein and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not Material). As of their respective dates, such reports filed with the SEC will comply in all Material respects with the Securities Laws and will not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

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                           ARTICLE 8
                     ADDITIONAL AGREEMENTS

     8.1 Shareholder Approval. Haywood shall take, in accordance with applicable Law and its Articles of Incorporation and Bylaws, all action necessary to convene the Haywood Meeting to consider and vote upon the approval of this Agreement and any other matters required to be approved by Haywood shareholders for consummation of the Merger (including any adjournment or postponement thereof), as promptly as practicable after the Registration Statement is declared effective. The Board of Directors of Haywood shall (subject to compliance with its fiduciary duties as advised by counsel and the receipt from Trident of a letter dated not more than three days prior to the date of the mailing of the Proxy Statement to the effect that the consideration to be received in the merger by the holders of Haywood Common Stock is fair, from a financial point of view, to such holders) recommend such approval, and Haywood (subject to the direction of the Haywood Board acting in compliance with its fiduciary duties as advised by counsel) shall take all reasonable lawful action to solicit such approval by its shareholders. CSBI, as sole shareholder of HAC, will vote its HAC Common Stock in favor of the Merger.

     8.2  Registration Statement.

          (a) Each of CSBI and Haywood agrees to cooperate in the preparation of a Registration Statement to be filed by CSBI with the SEC in connection with the issuance of CSBI Common Stock in the Merger (including the Proxy Statement and all related documents). Provided Haywood has cooperated as required above, CSBI agrees to file the Registration Statement with the SEC as promptly as practicable, but in no event later than 90 days after the date of this Agreement. Each of Haywood and CSBI agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the 1933 Act as promptly as reasonably practicable after filing thereof. CSBI also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Haywood agrees to furnish CSBI all information concerning Haywood, Bank and their respective officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

          (b) Each of Haywood and CSBI agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in
(i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the 1933 Act, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to Haywood shareholders and at the time of the Haywood Meeting, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading with respect to any Material fact, or which will omit to state any Material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Haywood and CSBI further agrees that if it shall become aware prior to the

Effective Date of any information that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any Material fact, or to omit to state any Material fact necessary to make the statements therein not false or misleading, to promptly inform the other Party thereof and to take the necessary steps to correct the Proxy Statement.

          (c) In the case of CSBI, CSBI will advise Haywood, promptly after CSBI receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, or of the issuance of any stop order or the suspension of the qualification of the CSBI Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

          (d) Nothing in this Section 8.2 or elsewhere in this Agreement shall prohibit accurate disclosure by Haywood of information that is required to be disclosed in the Registration Statement of the Proxy Statement or in any other document required to be filed with the SEC (including, without limitation, a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be publicly disclosed by applicable Law or the regulations and rules of the AMEX.

     8.3 Applications. CSBI shall promptly prepare and file, Haywood and each Subsidiary shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. CSBI shall permit Haywood to review (and approve with respect to information relating to Haywood) such applications prior to filing same.

     8.4 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, Haywood shall execute and file the Articles of Merger with the Secretary of State of the State of North Carolina and the Savings Institution Division of the State of North Carolina in connection with the Closing.

     8.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use its reasonable efforts to take all actions, and to do all things necessary, proper or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by CSBI in connection with the CSBI Common Stock to be issued in the Merger or a resolicitation of proxies as a consequence of an acquisition agreement by CSBI or any of its Subsidiaries shall not violate this covenant provided CSBI agrees to pay all direct expenses associated with any such resolicitation), including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.6  Investigation and Confidentiality.

          (a) Prior to the Effective Time, each Party will keep the other Party advised of all Material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transaction contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

          (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by any other Party concerning its and its Subsidiaries' businesses, operations and financial condition except in furtherance of the transactions contemplated by this Agreement. In the event that a Party is required by applicable Law or valid court process to disclose any such confidential information, then such Party shall provide the other Party with prompt written notice of any such requirement so that the other Party may seek a protective order or other appropriate remedy and/or waive compliance with this Section
8.6. If in the absence of a protective order or other remedy or the receipt of a waiver by the other Party, a Party is nonetheless, in the written opinion of counsel, legally compelled to disclose any such confidential information to any tribunal or else stand liable for contempt or suffer other censure or penalty, a Party may, without liability hereunder, disclose to such tribunal only that portion of the confidential information which such counsel advises such Party is legally required to be disclosed; provided that such disclosing Party use its best efforts to preserve the confidentiality of such confidential information, including without limitation, by cooperating with the other Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information by such tribunal. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party.

          (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a Material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

          (d) Neither Party nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client or similar privilege with respect to such information or contravene any Law, rule, regulation, Order, judgment, decree, fiduciary duty or agreement entered into prior to the date of this Agreement. The Parties will use their reasonable efforts to make appropriate substitute disclosure arrangements, to the extent practicable, in circumstances in which the restrictions of the preceding sentence apply.

     8.7 Press Releases. Prior to the Effective Time, Haywood and CSBI shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this
Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.8 Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, neither Haywood nor any Affiliate thereof nor any investment banker, attorney, accountant or other representative (collectively, the "Representatives") retained by Haywood or Bank shall directly or indirectly solicit any Acquisition Proposed by any Person. Except to the extent necessary to comply with the fiduciary duties of Haywood Board of Directors as determined by the Haywood Board of Directors after consulting with and considering the advice of counsel, neither Haywood nor any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Haywood may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel; provided that Haywood shall promptly advise CSBI verbally and in writing following the receipt of any Acquisition Proposal and the Material details thereof. Haywood shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing and (ii) subject to its fiduciary duties, direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

     8.9 Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.10 State Takeover Laws. Haywood and each Subsidiary shall take all reasonable steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable state takeover
Law.

     8.11 Articles of Incorporation Provisions. Haywood and each Subsidiary shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger does not and will not result in the grant of any rights to any Person under the Articles, Bylaws or other governing instruments of Haywood or any Subsidiary (other than voting, dissenters' rights of appraisal or other similar rights) or restrict or impair the ability of CSBI or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Haywood or any Subsidiary that may be acquired or controlled by it.

     8.12 Agreement of Affiliates. Haywood has Previously Disclosed all Persons whom it reasonably believes is an "affiliate" of Haywood for purposes of Rule 145 under the 1933 Act. Haywood shall use its reasonable efforts to cause each such Person to deliver to CSBI not later than 30 days after the date of this Agreement, a written agreement, substantially in the form of Exhibit C, providing that such Person will not sell, pledge, transfer or otherwise dispose of the shares of Haywood Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer or otherwise dispose of the shares of CSBI Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. CSBI shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of CSBI Common Stock by such affiliates.

     8.13 Employee Benefits and Contract. Following the Effective Time, CSBI shall provide generally to officers and employees of Haywood, who at or after the Effective Time become employees of a CSBI Company, employee benefits under employee benefit plans including severance plans set forth herein on terms and conditions which when taken as a whole are substantially similar to those currently provided by the CSBI Companies to their similarly situated officers and employees. CSBI shall waive any pre-existing condition exclusion under any employee health plan for which any employees and/or officers and dependents covered by Haywood Benefit Plans as of Closing shall become eligible by virtue of the preceding sentence, to the extent (i) such pre-existing condition was covered under the Haywood Benefit Plans and (ii) the individual affected by the pre-existing condition was covered by the Haywood Entity's corresponding plan on the date which immediately precedes the Effective Time. For purposes of participation, vesting and benefit accrual under all qualified benefit plans, the service of the employees of Haywood or Bank prior to the Effective Time shall be treated as service with the CSBI Companies participating in all qualified benefit plans. Bank will enter into an employment contract acceptable to CSBI with Larry R. Ammons as of the date of Closing to the extent he is available and agrees to such employment.

     8.14 Exchange Listing. CSBI shall use its reasonable efforts to list, prior to the Effective Time, on the NASDAQ, subject to official notice of issuance, the shares of CSBI Common Stock to be issued to the holders of Haywood Common Stock pursuant to the Merger.

     8.15 D&O Coverage. At the Effective Time, CSBI will provide directors and officers insurance coverage for Haywood's directors and officers either, at CSBI's election, (i) by purchasing continuation coverage under Haywood's current policy for directors and officers for a period not less than three years after the Effective Time, or (ii) obtain coverage under CSBI's current directors' and officers' policy to provide coverage for Haywood's directors and officers on a prior acts basis for a period not less than three years prior to the Effective Time.

     8.16 Indemnification. CSBI shall cause Haywood to continue to, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Haywood Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors, officers, employees or agents of Haywood or, at Haywood's request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the extent currently provided by Haywood's Articles of Incorporation and bylaws as in effect as of the date hereof, including any provisions relating to advances of expenses incurred in the defense of any Litigation.

                           ARTICLE 9
       CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and to consummate the Merger are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

          (a)  Shareholder Approval.  The shareholders of
               --------------------
Haywood shall have approved this Agreement and the consummation of the Merger as and to the extent required by Law and by the provisions of any of its governing instruments and by the rules of the AMEX.

          (b)  Regulatory Approvals.  All Consents of, filings
               --------------------
and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets or deposits) which in the reasonable judgment of the Board of Directors of CSBI would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

          (c)  Consents and Approvals.  Each Party shall have
               ----------------------
obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of CSBI would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

          (d)  Legal Proceedings.  No court or governmental or
               -----------------
Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

          (e)  Registration Statement.  The Registration
               ----------------------
Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of CSBI Common Stock issuable pursuant to the Merger shall have been received.

          (f)  Tax Matters.  Haywood and CSBI shall have
               -----------
received a written opinion of counsel from Troutman Sanders LLP in form reasonably satisfactory to each of them (the "Tax Opinion"), substantially to the effect that for federal income tax purposes (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Haywood Common Stock solely for CSBI Common Stock will not give rise to gain or loss to the shareholders of Haywood with respect to such exchange (except to the extent of any cash received), and (iii) neither of Haywood nor CSBI will recognize gain or loss as a consequence of the Merger except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code. In rendering such Tax Opinion, Troutman Sanders LLP shall be entitled to rely upon representations of officers of Haywood, CSBI and HAC reasonably satisfactory in form and substance to such counsel.

          (g)  Employment Agreement.  Haywood and Bank shall
               --------------------
have offered Larry R. Ammons the employment agreement in substantially the form set forth in Exhibit D to this Agreement.

     9.2 Conditions to Obligations of CSBI. The obligations of CSBI to perform this Agreement and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by CSBI pursuant to Section 11.6(a) of this Agreement:

          (a)  Representations and Warranties.  The
               ------------------------------
representations and warranties of Haywood set forth or referred to in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 5.3 of this Agreement, which shall be true and correct in all Material respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood.

          (b)  Performance of Agreements and Covenants.  Each
               ---------------------------------------
and all of the agreements and covenants of Haywood to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

          (c)  Certificates.  Haywood shall have delivered to
               ------------
CSBI (i) a certificate, dated as of the Effective Time and signed on its behalf by its Chief Executive Officer and Chief Financial Officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by the Haywood Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as CSBI and its counsel shall request.

          (d)  Opinion of Counsel.  CSBI shall have received a
               ------------------
written opinion from Housley Kantarian & Bronstein, P.C., counsel to Haywood, dated as of the Closing, in form reasonably satisfactory to CSBI, as to the matters set forth in Exhibit F hereto.

          (e)  Accountant's Letters.  CSBI shall have received
               --------------------
from KPMG LLP letters dated not more than five (5) days prior to
(i) the date of the Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding Haywood and Bank, in form and substance reasonably satisfactory to CSBI, which letters shall be based upon customary specified procedures undertaken by such firm.

          (f)  Affiliate Agreements.  CSBI shall have received
               --------------------
from each affiliate of Haywood the affiliate agreement referred to in Section 8.12 hereof, in substantially the form attached hereto as Exhibit C.

          (g)  Support Agreements.  Each of the executive
               ------------------
officers and directors of Haywood listed in Exhibit E shall have executed and delivered to CSBI a Support Agreement in substantially the form attached hereto as Exhibit B.

     9.3  Conditions to Obligations of Haywood.  The obligations
          ------------------------------------
of Haywood to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Haywood pursuant to Section 11.6(b) of this Agreement:

          (a)  Representations and Warranties.  The
               ------------------------------
representations and warranties of CSBI set forth or referred to in this Agreement shall be true and correct in all Material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 6.3 of this Agreement, which shall be true and correct in all Material respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI.

          (b)  Performance of Agreements and Covenants.  Each
               ---------------------------------------
and all of the agreements and covenants of CSBI to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

          (c)  Certificates.  CSBI shall have delivered to
               ------------
Haywood (i) a certificate, dated as of the Effective Time and signed on its behalf by its Chief Executive Officer and its Chief

Financial Officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by CSBI's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Haywood and its counsel shall request.

          (d)  Opinion of Counsel.  Haywood shall have received
               ------------------
an opinion of Troutman Sanders LLP, counsel to CSBI, dated as of the Effective Time, in form reasonably satisfactory to Haywood, as to matters set forth in Exhibit G hereto.

          (e)  Share Listing.  The shares of CSBI Common Stock
               -------------
issuable pursuant to the Merger shall have been approved for listing on NASDAQ.

          (f)  Fairness Opinion.  Haywood shall have received
               ----------------
from Trident a letter dated not more than three days prior to the mailing of the Proxy Statement to the effect that, in the opinion of such firm, the consideration to be received by Haywood Shareholders in connection with the Merger is fair from a financial point of view to such shareholders.

          (g)  Exchange Agent Certificate.  The Exchange Agent
               --------------------------
shall have delivered to Haywood a certificate, dated as of the Effective Time, to the effect that the Exchange Agent has received from CSBI certificates for the required number of whole shares of CSBI Common Stock to be issued in the Merger and cash to cover fractional shares and the Cash Amount.

                           ARTICLE 10
                          TERMINATION

     10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Haywood, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of the respective Boards of Directors of CSBI and Haywood; or

          (b) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a breach by the other Parties of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching party the ability to refuse to consummate the Merger under the standard set forth in Section 9.2(a) of this Agreement in the case of CSBI and Section 9.3(a) of this Agreement in the case of Haywood; or

          (c) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Haywood fail to vote their approval of this Agreement and the transaction contemplated hereby at the Haywood Meeting where the transaction was presented to such shareholders for approval and voted upon; or

          (d) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by March 31, 2000, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(d); or

          (e) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(d) of this Agreement; or

          (f) By CSBI in the event that the Board of Directors of Haywood shall have failed to reaffirm, following a written request by CSBI for such reaffirmation after Haywood shall have received any inquiry or proposal with respect to an Acquisition Proposal, its approval of the Merger (to the exclusion of any other Acquisition Proposal), or shall have resolved not to reaffirm the Merger.

     10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to
Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this
Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b) or 10.1(e) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant or agreement giving rise to such termination; provided that such Liability shall be determined solely in accordance with the effect of Section 11.2(b) of this Agreement.

     10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants and agreements of the Parties shall not survive the Effective Time except for this Section 10.3 and Articles 2, 3, 4, and 11 and Section 8.12 of this Agreement.

                           ARTICLE 11
                         MISCELLANEOUS

     11.1 Definitions. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

     "AMEX" shall mean the American Stock Exchange.

     "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business

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
combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of, such Party or any of its Subsidiaries.

     "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person, (ii) any officer, director, partner, employer or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

     "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

     "ALLOWANCE" shall mean the allowance for possible loan or credit losses for the periods set forth in Section 5.9 of this Agreement.

      "ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by CSBI, HAC and Haywood and filed with the Secretary of State of the State of North Carolina relating to the Merger as contemplated by Section 1.1 of this Agreement.

     "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     "BANK" shall have the meaning set forth in the Preamble of this Agreement.

     "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

     "CASH AMOUNT" shall have the meaning set forth in Section
3.3 of this Agreement.

     "CASH ELECTION SHARES" shall have the meaning set forth in
Section 3.2 of this Agreement.

     "CLOSING" shall mean the closing of the transaction contemplated hereby, as described in Section 1.2 of this Agreement.

     "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

     "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "CSBI COMMON STOCK" shall mean the One Dollar ($1.00) par value per share common stock of CSBI.

     "CSBI COMPANIES" shall mean, collectively, CSBI and all CSBI Subsidiaries.

     "CSBI FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of CSBI as of June 30, 1999, and as of December 31, 1998, 1997, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended June 30, 1999, and for each of the four years ended December 31, 1998, 1997, 1996 and 1995, as filed by CSBI in SEC Documents and
(ii) the consolidated statements of condition of CSBI (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1998.

     "CSBI OPTION PLANS" shall have the meaning set forth in
Section 6.3 of this Agreement.

     "CSBI SUBSIDIARIES" shall mean the subsidiaries of CSBI including HAC.

     "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of control or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase or impose any Liability under, any Contract, Order or Permit.

     "EFFECTIVE TIME" shall mean the date and time at which the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of North Carolina.

     "ELECTION DEADLINE" shall have the meaning set forth in
Section 3.2 of this Agreement.

     "ELECTION FORM" shall have the meaning set forth in Section
3.2 of this Agreement.

     "ENVIRONMENTAL LAWS" shall mean all federal, state, municipal and local laws, statutes, orders, regulations, decrees, resolutions, proclamations, permits, licenses, approvals, authorizations, consents, judgments, judicial decisions and other governmental requirements, limitations and standards relating to the environment, health and safety issues, including, without limitation, the manufacture, generation, use, processing, treatment, recycling, storage, handling, "Release" (as hereinafter defined), investigation, removal, remediation and cleanup of or other corrective action for "Hazardous Materials" (as hereinafter defined), exposure to Hazardous Materials and personal injury, natural resource damage, property damage and interference with the use of property caused by or resulting from Hazardous Materials.

     "ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended.

     "ERISA AFFILIATE" shall have the meaning provided in
Section 5.14 of this Agreement.

     "ERISA PLAN" shall have the meaning provided in Section
5.14 of this Agreement.

     "EXCHANGE AGENT" shall have the meaning set forth in
Section 3.2 of this Agreement.

     "EXCHANGE RATIO" shall mean the ratio formed by the number of shares of CSBI Common Stock Haywood shareholders will receive for each share of Haywood Common Stock as set forth herein to one.

     "EXHIBITS" A through G, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     "FICG" shall mean the Financial Institutions Code of Georgia.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "GBCC" shall mean the Georgia Business Corporation Code.

     "HAYWOOD BENEFIT PLANS" shall have the meaning set forth in
Section 5.14 of this Agreement.

     "HAYWOOD COMMON STOCK" shall mean the One Dollar ($1.00) par value per share common stock of Haywood.

     "HAYWOOD FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Haywood as of June 30, 1999, and as of December 31, 1998, 1997, 1996 and 1995, and the related statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) for the three and six months ended June 30, 1999, and for each of the four fiscal years ended December 31, 1998, 1997, 1996 and 1995, and (ii) the consolidated balance sheets of Haywood (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to June 30, 1999, with related prior year comparable financial statements.

     "HAYWOOD MEETING" shall mean the special meeting of the shareholders of Haywood or any adjournment or postponement thereof to vote on the matters set forth in the Proxy Statement.

     "HAYWOOD PREFERRED STOCK" shall mean the One Dollar ($1.00) par value per share serial preferred stock of Haywood.

     "HAZARDOUS MATERIALS" shall mean all hazardous, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic and volatile substances, materials, compounds, chemicals and waste, and all other industrial waste, sanitary waste, pollutants and contaminants, and all constituents thereof, including, without limitation, petroleum hydrocarbons, asbestos-containing materials, lead-based paints and all substances, materials, wastes, chemicals, compounds, contaminants and pollutants regulated or addressed by Environmental Laws.

     "INTERNAL REVENUE CODE" shall mean the Internal Revenue
Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "IRS" shall mean the Internal Revenue Service.

     "KNOWLEDGE" as used with respect to a Person shall mean the knowledge, after all appropriate due inquiry, of the Chairman, President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, General Counsel, or any Senior or Executive Vice President or Manager of such Person.

     "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule or statute and all Environmental Laws applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

     "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured or otherwise.

     "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business,
(iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party; and (iv) Liens which have been Previously Disclosed.

     "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, request for information, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it) or the

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

transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

     "LOAN PROPERTY" shall mean any property owned, leased or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "MAILING DATE" shall have the meaning set forth in Section
3.2 of this Agreement.

     "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, condition or occurrence which has a Material adverse impact on (i) the financial position, business or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, and (z) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior written consent of the other Parties to the Agreement and the direct effects of compliance with this Agreement on the operating performance of the Party, including expenses incurred by such Party in consummating the transactions contemplated by this Agreement.

     "MERGER" shall mean the merger of Haywood with and into CSBI referred to in the Preamble of this Agreement.

     "NASD" shall mean the National Association of Securities
Dealers, Inc.

     "NASDAQ" shall mean the National Association of Securities
Dealers Automated Quotation System.

     "NCBCA" shall mean the North Carolina Business Corporation
Act.

     "NO ELECTION SHARES" shall have the meaning set forth in
Section 3.2 of this Agreement.

     "1933 ACT" shall mean the Securities Act of 1933, as amended.

     "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

     "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including, but not limited to, any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "PARTY" shall mean either Haywood, HAC or CSBI, and "Parties"shall mean Haywood, HAC and CSBI.

     "PER SHARE CASH CONSIDERATION" shall have the same meaning set forth in Section 3.2 of this Agreement.

     "PER SHARE STOCK CONSIDERATION" shall have the same meaning set forth in Section 3.1(b) of this Agreement.

     "PERMIT" shall mean any federal, state, local and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its capital stock, Assets, Liabilities or business.

     "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert or any person acting in a representative capacity.

     "PREVIOUSLY DISCLOSED" shall mean information delivered in writing prior to the date specified in Section 10.1(h) of this Agreement in the manner and to the Party or counsel or both described in Section 11.8 of this Agreement and entitled "Previously Disclosed Information Delivered Pursuant to the Agreement and Plan of Merger" describing in reasonable detail the matters contained therein or identifying the information disclosed; provided that in the case of Subsidiaries acquired after the date of this Agreement, such information may be so delivered by the acquiring Party to the other Party prior to the date of such acquisition.

     "PROXY STATEMENT" shall mean the proxy statement used by Haywood to solicit the approval of its shareholders of the transactions contemplated by this Agreement and shall include the prospectus of CSBI relating to shares of CSBI Common Stock to be issued to the shareholders of Haywood and other proxy solicitation materials of Haywood consisting of a part thereof.

     "REGISTRATION STATEMENT" shall mean the Registration
Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by CSBI under the 1933 Act in connection with the transactions contemplated by this Agreement.

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     "REGULATORY AUTHORITIES" shall mean, collectively, the
Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Department of Banking and Finance, the FDIC, the NASD and the SEC, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries.

     "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment or disposing into or migration within the environment.

     "REPRESENTATIVES" shall have the meaning set forth in
Section 8.8 of this Agreement.

     "SEC" shall mean the Securities and Exchange Commission.

     "SEC DOCUMENTS" shall mean all forms, proxy statements, reports, registration statements, schedules and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment
Advisors Act of 1940, as amended, the Trust Indenture Act of
1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "STOCK DESIGNEES" shall have the meaning set forth in
Section 3.2 of this Agreement.

     "STOCK OPTION AGREEMENT" shall have the meaning set forth in the Preamble of this Agreement.

     "SUBSIDIARIES" shall mean all those corporations, banks, association, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

     "SURVIVING CORPORATION" shall mean Haywood as the surviving corporation resulting from the Merger.

     "TAX" OR "TAXES" shall mean all federal, state, county, local and foreign taxes, charges, fees, levies, imposts, duties or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, or foreign government or subdivision or agency thereof, including interest and penalties thereon or additions with respect

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
thereto.

     "TAXABLE PERIOD" shall mean any period prescribed by any governmental authority, including the United States or any state, local or foreign government or subdivision or agency thereof for which a Tax Return required to be filed or Tax is required to be paid.

     "TAX RETURN" shall mean any report, return or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

     "TOTAL MERGER CONSIDERATION" shall have the meaning set forth in Section 3.3 of this Agreement.

     "TRIDENT" shall mean Trident Securities, a division of McDonald Investments Inc., Haywood's investment banker.

     "VALUATION PERIOD" shall have the meaning set forth in
Section 3.2 of this Agreement.

     "VALUATION PERIOD MARKET VALUE" shall have the meaning set forth in Section 3.2 of this Agreement.

     11.2 Expenses.

          (a)  General.  Except as otherwise provided in this
               -------
Section 11.2 of this Agreement, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel except that CSBI shall bear and pay the filing fees payable in connection with the Registration Statement and the Proxy Statement and one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

          (b)  Breach by either Party.  In addition to the
               ----------------------
foregoing, if prior to the Effective Time, this Agreement is terminated by either Party as a result of the other Party's breach of such Party's representations, warranties or agreements set forth herein of this Agreement, such Party shall pay to the non-breaching Party as its sole and exclusive remedy resulting from such termination, an amount in cash equal to the sum of:

               (i) the reasonable direct costs and expenses incurred by or on behalf of the non-breaching Party in connection with the transactions contemplated by this Agreement, plus

               (ii) the sum of $100,000,

which sum represents compensation for the non-breaching Party's loss as the result of the transactions contemplated by this Agreement not being consummated.

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     11.3 Brokers and Finders.  Haywood represents and warrants
          -------------------
that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby except Haywood has engaged Trident to render financial advisory services. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Haywood, Haywood shall indemnify and hold CSBI harmless of and from any Liability in respect of any such claim and reduce the Total Merger Consideration by an amount equal to such claim as determined by CSBI.

     11.4 Entire Agreement. Except as otherwise expressly provided herein or as set forth in that certain letter agreement between the parties of even date herewith, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transaction contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; whether before or after shareholder approval of the Merger has been obtained provided, however, that after any such approval by the holders of Haywood Common Stock, there shall be made no amendment decreasing the consideration to be received by Haywood shareholders without the further approval of such shareholders.

     11.6 Waivers.

          (a) Prior to or at the Effective Time, CSBI, acting through its Board of Directors, Chief Executive Officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Haywood, to waive or extend the time for the compliance or fulfillment by Haywood of any and all of its obligations under this Agreement and to waive any or all of the conditions precedent to the obligations of CSBI under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of CSBI.

          (b) Prior to or at the Effective Time, Haywood, shall have the right to waive any Default in the performance of any term of this Agreement by CSBI, to waive or extend the time for the compliance or fulfillment by CSBI of any and all of its obligations under this Agreement and to waive any or all of the conditions precedent to the obligations of Haywood under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Haywood.

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          (c)  The failure of any Party at any time or times to
require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

CSBI and HAC:          Century South Banks, Inc.
                       60 Main Street West - Third Floor
                       Dahlonega, Georgia 30533
                       706/864-7966 - FAX
                       Attn: James A. Faulkner, Vice Chairman
                                and Chief Executive Officer

Copy to Counsel:      Troutman Sanders LLP
                      600 Peachtree Street, N.E., Suite 5200
                      Atlanta, Georgia 30308-2218
                      404/962-6658 - FAX
                      Attn:  Thomas O. Powell, Esquire


Haywood and Bank:    Haywood Bancshares, Inc.
                     370 North Main Street
                     Waynesville, North Carolina 28786
                     Attn:  Larry R. Ammons, President and Chief
                                Executive Officer


Copy to Counsel:     Housley Kantarian & Bronstein, P.C.
                     1220 19th Street, N.W., Suite 700
                     Washington, D.C. 20036
                     202/822-0140 - FAX
                     Attn:  James C. Stewart,  Esquire

                              49
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
     11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

     11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     11.12 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

     11.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     11.14 Interpretation of Agreement. The Parties hereto acknowledge and agree that each Party has participated in the drafting of this Agreement and that this document has been reviewed, negotiated and accepted by all parties and their respective counsel, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

                              50
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
     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


                               "HAYWOOD"

ATTEST:                         HAYWOOD BANCSHARES, INC.

/s/ Paul W. Trantham            /s/ Larry R. Ammons
_____________________________   _____________________________
Paul W. Trantham, Secretary     Larry R. Ammons, President
                                  and Chief Executive Officer

     (CORPORATE SEAL)

                                "CSBI"

ATTEST:                         CENTURY SOUTH BANKS, INC.

/s/ Susan F. Anderson           /s/ James A. Faulkner
_____________________________   _____________________________
Suan F. Anderson, Secretary     James A. Faulkner, Vice-
                                  Chairman and Chief Executive
                                  Officer

     (CORPORATE SEAL)

                                "HAC"

ATTEST:                         HBI ACQUISITION CORP.


/s/ Susan F. Anderson           /s/ James A. Faulkner
_____________________________   _____________________________
Suan F. Anderson, Secretary     James A. Faulkner, Vice-
                                  Chairman and Chief Executive
                                  Officer

     (CORPORATE SEAL)

                        LIST OF EXHIBITS



Exhibit A      Stock Option Agreement

Exhibit B      Form of Support and Non Competition Agreement

Exhibit C      Form of Affiliates Agreement

Exhibit D      Form of Employment Agreement for Larry R. Ammons

Exhibit E      List of Haywood Executive Officers and Directors
               to execute Support and Non Competition
               Agreement

Exhibit F      Matters to which Housley Kantarian & Bronstein,
               P.C. will opine

Exhibit G      Matters to which Troutman Sanders LLP will opine

                           EXHIBIT A





________________________________________________________________







                  STOCK OPTION AGREEMENT

                DATED AS OF AUGUST 5, 1999

                         BETWEEN

             HAYWOOD BANCSHARES, INC., AS ISSUER,

           AND CENTURY SOUTH BANKS, INC., AS GRANTEE




________________________________________________________________

          THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
           CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                 RESALE RESTRICTIONS UNDER THE
               SECURITIES ACT OF 1933, AS AMENDED


     STOCK OPTION AGREEMENT, dated as of August 5, 1999, between
Haywood Bancshares, Inc., a North Carolina corporation
("Issuer") and Century South Banks, Inc., a Georgia corporation
("Grantee"),


                     WITNESSETH:

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger
Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (the
"Agreement"); and

     WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 249,946 fully paid and non-assessable shares of Issuer's Common Stock, $1.00 par value ("Common Stock"), at a price of $16.30 per share (the "Option Price"); provided, however, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.99% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of the Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.99% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

     2. Provided that (i) Grantee shall not have materially breached its representations or warranties and cure rights thereto expired as contained in this Agreement or in the Merger Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction shall then be in effect, (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 90 days following such Subsequent Triggering Event. Each of the following shall be an "Exercise Termination Event": (i) the Effective Time (as defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to
Section 10.1(b) of the Merger Agreement; or (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 10.1(b) of the Merger Agreement (provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to expire. The term "Holder" shall mean the holder or holders of the Option.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Issuer or any Significant Subsidiary of Issuer, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer, or (z) any substantially similar transaction; provided, however, that in no event shall any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more of its Subsidiaries or involving only any two or more of such Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement;

          (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its intention to withdraw or modify, in any manner adverse to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction;

          (iii) Any person other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of its business shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder) other than any person who has the beneficial ownership of 10% or more of the outstanding common stock on the date hereof;

          (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

          (v) After an overture is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

           (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board or other federal or state regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person of beneficial ownership of 25% or more of the then outstanding Common
     Stock; or

          (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (b) of this
     Section 2, except that the percentage referred to in clause
     (y) shall be 25%.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event of which it has notice (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 45 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (f)  At the closing referred to in subsection (e) of this
Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

     (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

     "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection
(e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer: (ii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto;
(iii) that if both an Initial Triggering Event and a Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event, the Issuer shall use its best efforts to obtain additional authorized but unissued shares which are free of preemptive rights so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the
Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, splitups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 90 days of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. Notwithstanding the foregoing, if, at the time of any request by the Holder for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this
Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

     7. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either
(x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b)  The following terms have the meanings indicated:

          (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

          (2) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (3) "Assigned Value" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the owner of the Option Shares (the "Owner") gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Assigned Value, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Issuer.

          (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event lower than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.99% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.99% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

     (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 7 unless the Acquiring
Corporation and any person that controls the Acquiring
Corporation assume in writing all the obligations of Issuer hereunder.

     8. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (x) the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised plus (y) Grantee's reasonable out-of-pocket expenses (to the extent not previously reimbursed), and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to (x) the Highest Closing Price multiplied by the number of Substitute Shares so designated plus
(y) Grantee's reasonable Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this
Section 8 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 8. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 8 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 8 prohibited under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the

Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to obtain all required regulatory and legal approvals, in each case as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the
Substitute Option Issuer is not prohibited from delivering, and
(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing.

     9. The 60-day period for exercise of certain rights under Sections 2, 6, and 12 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     10. Issuer hereby represents and warrants to Grantee as follows:

     (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

     (b) Subject to Section 3, Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     11.  Grantee hereby represents and warrants to Issuer that:

     (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

     (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act.

     12. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 60 days following such Subsequent Triggering Event (or such later period as provided in Section
9); provided, however, that until the date 15 days following the date on which the Federal Reserve Board approves an application by Grantee under the BHCA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution,
(ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board or any other regulatory authority having appropriate jurisdiction.

     13. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Federal Reserve Board under the BHCA or any other governmental authority for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

     14. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     15. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     16. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     18. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     19. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     20. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     21. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                               CENTURY SOUTH BANKS, INC.

ATTEST:

/s/ Susan F. Anderson          /s/ James A. Faulkner
__________________________     ________________________________
Susan F. Anderson Secretary    James A. Faulkner, Vice-Chairman
                                 and Chief Executive Officer

    (CORPORATE SEAL)

                               HAYWOOD BANCSHARES, INC.

ATTEST:

/s/ Paul W. Trantham           /s/ Larry R. Ammons
__________________________     ________________________________
Paul W. Trantham, Secretary    Larry R. Ammons, President and
                                 Chief Executive Officer

    (CORPORATE SEAL)

                         EXHIBIT B

       FORM OF SUPPORT AND NON COMPETITION AGREEMENT


   THIS SUPPORT AND NON COMPETITION AGREEMENT (this "Agreement") is made and entered into as of the 5th day of August, 1999, by and between the undersigned, ___________________________, a resident of _______________, North Carolina, and Century South Banks, Inc., a corporation organized and existing under the laws of the State of Georgia ("CSBI").

   CSBI, HBI Acquisition Corp., a corporation organized and existing under the laws of the State of North Carolina ("HAC") and a wholly owned subsidiary of CSBI and Haywood Bancshares, Inc., a corporation organized and existing under the laws of the State of North Carolina ("Haywood"), have entered into an Agreement and Plan of Merger, dated as of August 5, 1999 (the
"Merger Agreement").   The Merger Agreement generally provides
for the merger of HAC into Haywood (the "Merger") and the conversion of the issued and outstanding shares of the $1.00 par value common stock of Haywood (the "Haywood Common Stock") into shares of the $1.00 par value common stock of CSBI (the "CSBI Common Stock") or cash or both. The Merger Agreement is subject to the affirmative vote of the holders of a majority of the outstanding shares of Haywood Common Stock, the receipt of certain regulatory approvals and the satisfaction of other conditions.

     The undersigned is a member of the Board of Directors of Haywood and is the owner of _______ shares Haywood Common Stock (collectively, the "Shares"). In order to induce CSBI to enter into the Merger Agreement, the undersigned is entering into this Agreement with CSBI to set forth certain terms and conditions governing the actions to be taken by the undersigned solely in his capacity as a shareholder of Haywood with respect to the Shares until consummation of the Merger.

     NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

     1. Without the prior written consent of CSBI, which consent shall not be unreasonably withheld, the undersigned shall not transfer, sell, assign, convey or encumber (except for such encumbrances that are made with recourse) any of the Shares during the term of this Agreement except for transfers (i) by operation of law, by order of a court of competent jurisdiction, by will or pursuant to the laws of descent and distribution,
(ii) in which the transferee shall agree in writing to be bound by the provisions of paragraphs 1, 2 and 3 of this Agreement as fully as the undersigned, (iii) by a bona fide gift to a family member or charitable organization, or (iv) to CSBI pursuant to the terms of the Merger Agreement. Without limiting the generality of the foregoing, the undersigned shall not grant to any party any option or right to purchase the Shares or any interest therein.


     2. The undersigned intends to, and will, vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) in favor of the

Merger Agreement and the Merger at any meeting of shareholders of Haywood called to vote on the Merger Agreement or the Merger or the adjournment thereof or in any other circumstance upon which a vote, or other approval with respect to the Merger Agreement or the Merger is sought. Further, the undersigned intends to, and will, surrender the certificate or certificates representing the Shares over which the undersigned has dispositive authority to CSBI upon consummation of the Merger as described in the Merger Agreement and hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

     3. Except as otherwise provided in this Agreement, at any meeting of shareholders of Haywood or at any adjournment thereof or any other circumstances upon which their vote, consent or other approval is sought, the undersigned will vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) against
(i) any merger agreement, share exchange or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, merger, recapitalization, dissolution, liquidation or winding-up of or by Haywood or (ii) any amendment of Haywood's Articles of Incorporation or Bylaws or other proposal or transaction involving Haywood or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated thereby.

     4. The undersigned covenants and agrees with CSBI that for a period of two years after the effective time of the Merger, the undersigned shall not, without the prior written consent of CSBI, directly or indirectly serve as a consultant to, serve as a management official of, or be or become a major shareholder of any financial institution having an office in an area within a circle having a 50 mile radius from any location where Haywood maintains an office as of the date of this Agreement other than serving as a management official of Haywood. For purposes of the covenants contained in this paragraph 4, the following terms shall have the following respective meanings:

          (a) The term "management official" shall refer to service of any type which gives the undersigned the authority to participate, directly or indirectly, in policy-making functions of the financial institution. This includes, but is not limited to, service as an organizer, officer, director or advisory director of the financial institution. It is expressly understood that the undersigned may be deemed a management official of the financial institution whether or not the undersigned holds any official, elected or appointed position with such financial institution.

          (b) The term "financial institution" shall refer to any bank, bank holding company, savings and loan association, savings and loan holding company, or any other similar financial institution which engages in the business of accepting deposits and making loans or which owns or controls a company which engages in the business of accepting deposits and making loans. It is expressly understood that the term financial institution shall include any financial institution as defined herein that after the date of this Agreement makes application to an appropriate federal or state regulatory authority for approval to organize.

          (c) The term "major shareholder" shall refer to the beneficial ownership of 10% or more of any class of voting securities of such company or the ownership of 10% or more the total equity interest in such company, however denominated.

     The provisions of this paragraph 4 shall be of no further force and effect if the undersigned is not offered employment as a director or advisory or honorary director of one of CSBI's subsidiaries at the effective time of the Merger or if after the Effective Time, Haywood or Haywood Savings Bank, Inc., SSB is merged with another CSBI subsidiary and the undersigned ceases service as a director or management official or such individual is removed or is not renominated as a director or advisory director at any point prior to the termination of this Agreement.

     5. The undersigned acknowledges and agrees that CSBI could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that CSBI, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any state or federal court having appropriate jurisdiction located in Georgia.

     6. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     7. Except with respect to the covenants contained in paragraph 4 of this Agreement, which shall be governed by the terms set forth therein and shall be effective only upon consummation of the Merger, the covenants and obligations set forth in this Agreement shall expire and be of no further force and effect on the earlier of: (i) March 31, 2000 or such date to which the Merger Agreement is extended; or (ii) the date on which the Merger Agreement is terminated under Section 10.1 thereof.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the day and year first above written.

As to the undersigned, signed in the presence of:




___________________________    _____________________________
                               Name:________________________
                                    (Please print or type)


                               CENTURY SOUTH BANKS, INC.

                               By: ________________________
                                   James A. Faulkner, Vice-
                                     Chairman and Chief
                                     Executive Officer

                           EXHIBIT C

                  FORM OF AFFILIATE AGREEMENT


                       __________________


Century South Banks, Inc.
60 Main Street West - Third Floor
Dahlonega, Georgia 30533

Attention:  James A. Faulkner, Vice Chairman and Chief Executive
            Officer

Ladies and Gentlemen:

    The undersigned is a shareholder of Haywood Bancshares, Inc. ("Haywood"), a bank holding company organized under the laws of the State of North Carolina and located in Waynesville, North Carolina, and will become a shareholder of Century South Banks, Inc. ("CSBI"), a bank holding company organized under the laws of the State of Georgia and located in Dahlonega, Georgia, pursuant to the transactions described in the Agreement and Plan of Merger, dated as of August 5, 1999 (the "Agreement"), by and among Haywood, CSBI and HBI Acquisition Corp. ("HAC"). Pursuant to the terms of the Agreement, HAC will be merged with and into Haywood (the "Merger"), and the shares of the $1.00 par value common stock of Haywood (the "Haywood Common Stock") will be converted into and exchanged for shares of the $1.00 par value common stock of CSBI (the "CSBI Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and CSBI regarding certain rights and obligations of the undersigned in connection with the shares of CSBI Common Stock to be received by the undersigned as a result of the Merger.

    In consideration of the Merger and the mutual covenants contained herein, the undersigned and CSBI hereby agree as follows:

     1. Affiliate Status. The undersigned understands and agrees that as to Haywood, the undersigned may be deemed to be an "affiliate" under Rule 145(c) as defined in Rule 405 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and the undersigned anticipates that he may be deemed an "affiliate" at the time of the Merger; provided that execution of this Affiliate Agreement should not be construed as an admission by the undersigned that the undersigned is an "affiliate" of Haywood as described in this Affiliate Agreement or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of the Affiliate Agreement.

     2. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

         (a) The CSBI Common Stock received by the undersigned as a result of the Merger will be taken for his own account and not for others, directly, or indirectly, in whole or in part.

         (b) CSBI has informed the undersigned that any distribution by the undersigned of CSBI Common Stock has not been registered under the 1933 Act and that shares of CSBI Common Stock received pursuant to the Merger can only be sold by the undersigned (i following registration under the 1933 Act, or (ii) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (iii) to the extent some other exemption from registration under the 1933 Act might be available. THE UNDERSIGNED UNDERSTANDS THAT CSBI IS UNDER NO OBLIGATION TO FILE A REGISTRATION STATEMENT WITH THE SEC COVERING THE DISPOSITION OF THE UNDERSIGNED'S SHARES OF
CSBI COMMON STOCK OR TO TAKE ANY OTHER ACTION NECESSARY TO MAKE COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION AVAILABLE.

     3. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of CSBI Common Stock received by the undersigned pursuant to the Merger will be given to CSBI's transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

        "The shares represented by this certificate were issued pursuant to a business combination and may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i)
        Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of Century
        South Banks, Inc. ("CSBI")) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of CSBI) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for CSBI that such sale or transfer is otherwise exempt from the registration requirements of the Act."

Such legend will also be placed on any certificate representing CSBI securities issued subsequent to the original issuance of the CSBI Common Stock pursuant to the Merger as a result of any stock dividend, stock split or other recapitalization as long as the CSBI Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such a manner as to justify the removal of the legend therefrom. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the CSBI Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), CSBI, upon the request of the undersigned, will cause the certificates representing the shares of CSBI Common Stock issued to the undersigned in connection with the Merger to the reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by CSBI of an opinion of its counsel to the effect that such legend may be removed.

     4. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed the requirements of such documents and other applicable limitations upon his ability to sell, transfer or otherwise dispose of the shares of CSBI Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for Haywood.

     5. Filing of Reports by CSBI. CSBI agrees, for a period of two years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), so that the public information provisions of Rule 145(d) promulgated by the SEC, as the same are presently in effect, will be satisfied in the event the undersigned desires to transfer any shares of CSBI Common Stock issued to the undersigned pursuant to the Merger.

     6. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of CSBI Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for CSBI Common Stock together with such additional information as the transfer agent may reasonably request. If CSBI's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), CSBI shall cause such counsel to provide such opinions as may be necessary to CSBI's transfer agent so that the undersigned may complete the proposed sale or transfer.

     7. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the Capital Stock of Haywood and CSBI that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of, (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% beneficial interest or of which any of the foregoing serves as trustee, executor or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or executive officer of CSBI or becomes a director or executive officer of CSBI upon consummation of the Merger, among other things, any sale of CSBI Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the 1934 Act. In such event, the Board of Directors of CSBI will adopt such resolutions as advised by its counsel to provide appropriate exemption to such director or executive officer from Section 16(b) of the 1934 Act.

     8. Miscellaneous. This Affiliate Agreement is the complete agreement between CSBI and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties.

This Affiliate Agreement shall be governed by the laws of the State of Georgia.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the day and year first above written.

                             Very truly yours,


                             ________________________________
                             Signature


                             ________________________________
                             Print Name


                             ________________________________
                             ________________________________
                             ________________________________
                             Address

AGREED TO AND ACCEPTED as of
____________________


CENTURY SOUTH BANKS, INC.

By:________________________________
  James A. Faulkner, Vice Chairman
    and Chief Executive Officer

                           EXHIBIT D
        FORM OF EMPLOYMENT AGREEMENT FOR LARRY R. AMMONS


                 EMPLOYMENT AGREEMENT
                 --------------------

     THIS AGREEMENT, entered into this ______ day of ______________, 1999, between HAYWOOD SAVINGS BANK, INC., SSB
(the "Bank"), CENTURY SOUTH BANKS, INC. (the "Company") and
LARRY R.AMMONS (the "Executive"), an individual residing in the State of North Carolina, hereby replaces the Employment
Agreement between the Bank, Haywood Bancshares, Inc. and
Executive dated _____________, 199_.

     WHEREAS, the Bank and the Company wish to be assured of the services of Executive for the period provided in this Agreement, and Executive is willing to serve in their employ on a full-time basis for said period; and

     WHEREAS, the Board of Directors of the Bank (the "Bank Board") and the Board of Directors of the Company (the "Company Board") have determined that the best interests of the Bank and the Company would be served by providing the Executive with protection and special benefits following the acquisition of Haywood Bancshares, Inc. by the Company;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

     1.   Employment.  The Bank and the Company agree to
          ----------
continue Executive in their employ, and Executive agrees to remain in their employ, for the period stated in paragraph 3 hereof and upon the other terms and conditions herein provided.

     2.   Position and Responsibilities.  The Bank employs
          -----------------------------
Executive and Executive agrees to serve as Chairman of the Board of Directors of the Bank for the term and on the conditions hereinafter set forth. Executive agrees to perform such services not inconsistent with his position as shall from time to time be assigned to him by the Bank Board.

     3.   Term and Duties.
          ---------------

          (a) Term of Employment. The period of Executive's employment under this Agreement shall be deemed to have commenced as of ____________ __, 1999, and shall continue for a period of sixty (60) full calendar months thereafter and any extensions thereafter.

          (b) Duties. During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote his business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, that with the approval of the Bank Board, the Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any material conflict of interest with the Bank or any of its subsidiaries or affiliates or divisions, or unfavorably affect the performance of Executive's duties pursuant to this Agreement, or will not violate any applicable statute or regulation.

     4.   Compensation and Reimbursement of Expenses.
          ------------------------------------------

          (a)  Compensation.  The Bank agrees to pay the
               ------------
Executive during the term of this Agreement a salary at the rate of $133,400 per annum; provided, that the rate of such salary shall be reviewed by the Bank Board not less often than annually and any increase in salary will take into account the Bank's current financial condition, results of operations and the Bank Board's evaluation of the performance of the Executive. Such rate of salary, or increased rate of salary, if any, as the case may be, may be further increased (but not decreased) from time to time in such amounts as the Bank Board in its discretion may decide. Such salary shall be payable in accordance with the customary payroll practices of the Bank, but in no event less frequently than monthly, and any bonus shall be payable in the manner specified by the Bank Board at the time any such bonus is awarded. Any such bonus shall take into account the Bank's current financial condition, results of operations, and the Bank Board's evaluation of the performance of the Executive.

          (b)  Reimbursement of Expenses.  The Bank shall pay
               -------------------------
or reimburse Executive for all reasonable travel and other expenses incurred by Executive in the performance of his services under this Agreement.

          (c)  Consideration from Company: Joint and Several
               ---------------------------------------------
Liability.
--------- In lieu of paying the Executive a base salary during the term of this Agreement, the Company hereby agrees that to the extent permitted by law, it shall be jointly and severally liable with the Bank for the payment of all amounts due under this Agreement. Nevertheless, the Company Board may in its discretion at any time during the term of this Agreement direct the Company to pay the Employee a base salary for the remaining term of this Agreement. If the Company Board directs such payment, the Company Board shall thereafter review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary.

     5.   Participation in Benefit Plans.  Except as otherwise
          ------------------------------
provided in Section 8(c) of the Agreement, the payments provided in paragraphs 4, 7, and 8 hereof are in addition to but not as a reduction of all other benefits to which Executive may be, or may become, entitled under any group hospitalization, health, dental care, or sick leave plan, life or other insurance or death benefit plan, or workmen's compensation, disability or social security, travel or accident insurance, or executive contingent compensation plan, including, without limitation, capital accumulation and termination pay programs, restricted or stock purchase plan, stock option plan, retirement income, qualified pension plan, supplemental pension plan (excess benefit plan), or other present or future group employee benefit plan or program of the Bank or of the Company for which executives are or shall become eligible, and Executive shall be eligible to receive during the period of his employment under this Agreement, and during any subsequent period for which he shall be entitled to receive payments from the Bank or from the Company under paragraph 7 or paragraph 8 of this Agreement, all benefits and emoluments for which executives are eligible under every such plan or program to the extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof.

     6.   Vacation and Sick Leave.  At such reasonable times as
          -----------------------
the Bank Board shall in its discretion permit, Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

          (a) Executive shall be entitled to an annual vacation in accordance with the policies as periodically established by the Bank Board for senior management officials of the Bank, which shall in no event be less than three weeks per annum.

          (b) Executive shall not be entitled to receive any additional compensation from the Bank on account of his failure to take a vacation; nor shall he be entitled to accumulate unused vacation from one fiscal year to the next, except to the extent authorized by the Bank Board for senior management officials of the Bank.

          (c) In addition to the aforesaid paid vacations, Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Bank Board in its discretion may determine. Further, the Bank Board shall be entitled to grant to Executive a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Bank Board in its discretion may determine.

          (d) In addition, Executive shall be entitled to an annual sick leave as established by the Bank Board for senior management officials of the Bank, but in no event in an amount less than that provided for pursuant to the policy currently in effect as of the date of this Agreement. In the event any sick leave time shall not have been used during any year, such leave shall accrue to subsequent years only to the extent authorized by the Bank Board. Upon termination of his employment, Executive shall not be entitled to receive any additional compensation from the Bank for unused sick leave.

     7.   Benefits Payable Upon Disability.
          --------------------------------

          (a)  Primary Disability Benefits.  In the event of the
               ---------------------------
Disability (as hereinafter defined) of Executive, the Bank shall continue to pay Executive the monthly compensation provided in paragraph 4 hereof during the period of his disability provided, however, that in the event Executive is disabled for a continuous period exceeding three (3) calendar months, the Bank may, at its election, terminate the Agreement, in which event Executive shall be entitled to receive the benefits described in paragraph 8(b).

               As used in this Agreement, the term "disability" shall mean the complete inability of Executive to perform his duties under this Agreement as determined by an independent physician selected with the approval of the Bank and Executive.

          (b)  Services During Disability.  During the period
               --------------------------
Executive is entitled to receive payments under paragraphs 7(a), the Executive shall, to the extent that he is physically and mentally able to do so, furnish information and assistance to the Bank, and, in addition, upon reasonable request in writing on behalf of the Bank Board, or an executive officer designated by such Board, from time to time, make himself available to the Bank to undertake reasonable assignments consistent with his physical and mental health. During such period of service, Executive shall be responsible and report to, and be subject to the supervision of, the Bank Board or an executive officer designated by the Bank Board, as to the method and manner in which he shall perform such assignments, subject always to the provisions of this paragraph 7(b), and shall keep such Board, or such executive officer, appropriately informed of his progress in each such assignment.

     8.   Payments to Executive Upon Termination of Employment.
          ----------------------------------------------------

          (a)  Event of Termination.  Upon the occurrence of an
               --------------------
Event of Termination (as hereinafter defined) during the period of Executive's employment under this Agreement, the provisions of this paragraph 8 shall apply. As used in this Agreement, an "Event of Termination" shall mean the termination of Executive's employment hereunder for any reason.

          (b)  Compensation upon Event of Termination.  Upon the
               --------------------------------------
occurrence of an Event of Termination, the Bank shall pay to the Executive and provide the Executive, or to his beneficiaries, dependents and estate, as the case may be, with the following:

               (i) If the Event of Termination is during the first 24 months of the term of this Agreement, the Bank shall promptly pay to the Executive an amount (the "280G Maximum") equal to the difference between (i) the product of 2.99 times his "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder, and (ii) the sum of any other parachute payments (as defined under Section 280G(b)(2) of the Code) that the Executive receives on account of the change in control. Said sum shall be paid in one lump sum within ten
(10) days of such termination. If the Event of Termination is after the first 24 months of the term of this Agreement, the Bank shall promptly pay the Executive an amount equal to the 280G Maximum multiplied by a fraction, where the denominator of such fraction equals thirty-six (36) and the numerator equals the number of whole calendar months remaining in the term of this Agreement. Said sum shall be paid in one lump sum within ten (10) days of such termination. Notwithstanding the foregoing, any amount due under this paragraph 8(b)(i) shall be paid in the manner selected by the Executive in a duly executed election in the form attached hereto as Exhibit "A"; provided that such an election will be honored and given effect only if it is properly made and delivered to the Bank more than 180 days before the date on which the Event of Termination occurs. Deferred amounts shall bear interest, from the date on which they would otherwise be paid in a lump sum until the date paid, at a rate equal to 120% of the applicable federal rate, compounded semiannually, as determined under Code Section 1274(d) and the regulations thereunder.

               (ii)  During the period of thirty-six (36)
calendar months beginning with the Event of Termination, the Executive, his dependents, beneficiaries and estate shall continue to be covered under all employee benefit plans of the Bank, including, without limitation, the

Bank's pension plan, life insurance and health insurance as if the Executive was still employed during such period under this Agreement.

               (iii)  If and to the extent that benefits or
service credit for benefits provided by paragraph 8(c)(ii) shall not be payable or provided under any such plans to the Executive, his dependents, beneficiaries and estate, by reason of his no longer being an employee of the Bank, the Bank shall itself pay or provide for payment of such benefits and service credit for benefits to the Executive, his dependents, beneficiaries and estate. Any such payment relating to retirement shall commence on a date selected by the Executive which must be a date on which payments under the Bank's qualified pension plan or successor plan may commence.

               (iv) If the Executive elects to have benefits commence prior to the normal retirement age under the qualified pension plan or any successor plan maintained by the Bank and thereby incurs an actuarial reduction in his monthly benefits under such plan, the Bank shall itself pay or provide for payment to the Executive of the difference between the amount that would have been paid if the benefits commenced at normal retirement age and the actuarially reduced amount paid upon the early commencement of benefits.

               (v)  The Bank shall pay all legal fees and
expenses which the Executive may incur as a result of the Bank or the Company contesting the validity or enforceability of this

Agreement and the Executive shall be entitled to receive interest thereon for the period of any delay in payment from the date such payment was due at the rate determined by adding two hundred basis points to the six month Treasury Bill rate.

               (vi)  The Executive shall not be required to
mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise nor shall any amounts received from other employment or otherwise by the Executive offset in any manner the obligations of the Bank hereunder.

               (vii) For a period of two years after the Event of Termination, the Executive shall not, without prior consent of the Company, directly or indirectly serve as a consultant to, management official of, or be or become a 10% or greater shareholder of any financial institution having an office in an area within a 50 mile radius from any location where Bank maintains an office as of the date of this Agreement.

          (c)  Suspension and Special Regulatory Rules.
               ---------------------------------------

               (i)  If the Executive is removed and/or
permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all
obligations of the Bank and the Company under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

               (ii) If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

               (iii) All obligations under this Agreement shall terminate, except to the extent that continuation of this Agreement is necessary for the continued operation of the Bank:
(i) by the Administrator of the Savings Institution Division of the Department of Economic and Community Development of the State of North Carolina (the "Administrator") or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Administrator, or his or her designee, at the time that the Administrator, or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Administrator to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

          (iv) If a notice served under Section 8(e)(3) or
(g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Executive from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

          (v) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

          (d)  Power of the Board of Directors to Terminate the
               ------------------------------------------------
Executive or of the Executive to Terminate Employment.
-----------------------------------------------------
The Bank Board may terminate the Executive at any time; in the event of such termination the provisions of this paragraph 8 shall fully apply. The Executive may terminate his service under this Agreement at any time upon three (3) months written notice to the Bank without prejudice to any other benefits as to which the Executive is vested.

          (e)  Post-termination Health Insurance.  If the
               ---------------------------------
Executive's employment with the Bank or the Company terminates for any reason other than for cause, the Executive shall be entitled to purchase from the Bank, at his own expense which shall not exceed applicable COBRA rates, family medical insurance under any group health plan that the Bank or the Company maintains for its employees. This right shall be (i) in addition to, and not in lieu of, any other rights that the Executive has under this Agreement, and (ii) shall continue until the Executive first becomes entitled to Medicare coverage.

     9.   Source of Payments.  All payments provided in
          ------------------
paragraphs 4, 7 and 8 shall be paid in cash from the general funds of the Bank or the Company, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. Executive shall have no right, title, or interest whatever in or to any investments which the Bank or the Company may make to aid in meeting their obligations hereunder.

     10.  Confidential Information.  Executive shall not, to the
          ------------------------
detriment of the Bank, knowingly disclose or reveal to any unauthorized person any confidential information relating to the Bank, its subsidiaries or affiliates, or to any of the businesses operated by them, and Executive confirms that such information constitutes the exclusive property of the Bank. Executive shall not otherwise knowingly act or conduct himself
(i) to the material detriment of the Bank, its subsidiaries, or affiliates, or (ii) in a manner which is inimical or contrary to the interests thereof.

     11.  Federal Income Tax Withholding.  The Bank may withhold
          ------------------------------
from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     12.  Effect of Prior Agreements.  This Agreement contains
          --------------------------
the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive.

     13.  Consolidation, Merger, or Sale of Assets.  Nothing in
          ----------------------------------------
this Agreement shall preclude the Bank or the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to another corporation which assumes this Agreement and all obligations and undertakings of the Bank and the Company hereunder. Upon such a consolidation, merger, or transfer of assets and assumption, the terms "the Bank" and "the Company" as used herein shall continue in full force and effect.

     14.  General Provisions.
          ------------------

          (a)  Nonassignability.  Neither this Agreement nor any
               ----------------
right or interest hereunder shall be assignable by Executive, his beneficiaries, or legal representatives without the Bank's prior written consent; provided, however, that nothing in this paragraph 14(a) shall preclude (i) Executive from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto.

          (b)  No Attachment.  Except as required by law, no
               -------------
right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

          (c)  Binding Agreement.  This Agreement shall be
               -----------------
binding upon, and inure to the benefit of, Executive, the Bank, and the Company and their respective permitted successors and assigns.

     15.  Modification and Waiver.
          -----------------------

          (a)  Amendment of Agreement.  This Agreement may not
               ----------------------
be modified or amended except by an instrument in writing signed by the parties hereto.

          (b)  Waiver.  No term or condition of this Agreement
               ------
shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the specifically waived.

     16.  Severability.  If, for any reason, any provision of
          ------------
this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision and together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.
If this Agreement is held invalid or cannot be enforced, then to the full extent permitted by law, any prior agreement between the Bank (or any predecessor thereof) and Executive shall be deemed reinstated as if this Agreement had not been executed.

     17.  Headings.  The headings of paragraphs herein are
          --------
included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     18.  Governing Law.  This Agreement has been executed and
          -------------
delivered in the State of North Carolina, and its validity, interpretation, performance, and enforcement shall be governed under the laws of said State, except to the extent Federal law is governing.

     IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed and their seals to be affixed hereunto by a member of their respective Boards of Directors duly authorized, and Executive has signed this Agreement, all as of the day and year first above written.

ATTEST:                    HAYWOOD SAVINGS BANK, INC. SSB



________________________   BY: ______________________________



ATTEST:                    CENTURY SOUTH BANKS, INC.



________________________   BY: ______________________________



WITNESS:                   LARRY R. AMMONS, EXECUTIVE



________________________   BY: ______________________________

                                           Exhibit "A"

               CENTURY SOUTH BANKS, INC.
            HAYWOOD SAVINGS BANK, INC., SSB
                 EMPLOYMENT AGREEMENT
            _______________________________

            DEFERRED PAYMENT ELECTION FORM
            _______________________________

     AGREEMENT, made this ____ day of ________, 19__, by and between _________ (the "Employee") and ______________ (the
"Bank") with respect to payment of severance compensation to the Employee pursuant to Section 8 of his employment agreement ("Agreement") with the Bank dated _______, 199__.

     NOW THEREFORE, it is mutually agreed as follows:

     1.  Form of Payment.  The Employee, by the execution
         ---------------
hereof, in accordance with Section 8 of the Agreement, elects to have his severance benefits (plus earnings thereon) distributed in cash as follows in substantially equal annual payments over a period of _____ years (no more than 10).

     2. In the event of the Employee's death, his benefits shall be distributed --

         [  ]   in one lump sum payment.

         [  ]   in accordance with the payment schedule selected
in paragraph 1 hereof (with payments made as though the Employee survived to collect all benefits, and as though the Employee terminated service on the date of his death, if payments had not already begun).

     3.  Designation of Beneficiary.  In the event of the
         --------------------------
Employee's death before he has collected all of the benefits payable pursuant to the Agreement and this election, any such benefits payable shall be distributed to the beneficiary or beneficiaries designated under subparagraphs a and b of this paragraph 3 in the manner elected pursuant to paragraph 2 above:

     a.  Primary Beneficiary.  The Employee hereby designates
         -------------------
the person(s) named below to be his primary beneficiary and to receive the balance of any unpaid benefits under the Agreement:

      Name of                                     Percentage of
Primary Beneficiary         Mailing Address       Death Benefit
-------------------         ---------------       -------------

                                                          %

                                                          %


     b.  Contingent Beneficiary.  In the event that the primary
         ----------------------
beneficiary or beneficiaries named above are not living at the time of the Employee's death, the Employee hereby designates the following person(s) to be his contingent beneficiary for purposes of the Agreement:

      Name of                                     Percentage of
Contingent Beneficiary      Mailing Address       Death Benefit
----------------------      ---------------       -------------


                                                          %

                                                          %

     4.  Effect of Election.  The elections made in paragraph 1
         ------------------
hereof shall be irrevocable. The Employee may, by submitting an effective superseding Deferred Payment Election Form at any time and from time to time, prospectively change the beneficiary designation and the manner of payment to a beneficiary. Such elections shall, however, become irrevocable upon the Employee's death.

     5.  Commitments.  The Bank agrees to make payment of all
         -----------
amounts due the Employee in accordance with the terms of the Agreement and the elections made by the Employee herein.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

WITNESS:                     EMPLOYEE



_____________________        _______________________
                             Larry R. Ammons

ATTEST:                      BANK


_____________________
Secretary
                             By _____________________

                                  Its _______________

                           EXHIBIT E

        LIST OF HAYWOOD EXECUTIVE OFFICERS AND DIRECTORS
              TO EXECUTE NON COMPETITION AGREEMENT



                             Term of Non Competition
                             -----------------------
Name                                Agreement
----                                ---------

Larry R. Ammons                      2 years
Glenn W. Brown                       2 years
G.D. Stovall, Jr.                    2 years
William P. Burgin                    2 years
R. Neal Ensley                       2 years
Joseph E. Taylor, Jr.                2 years
C. Leon Turner                       2 years
Philip S. Dooly                      2 years
C. Jeff Reece, Jr.                   2 years
R. Bruce Norman                      2 years

                          EXHIBIT F

                        MATTERS TO WHICH
         HOUSLEY KANTARIAN & BRONSTEIN, P.C. WILL OPINE

     Capitalized terms used in this Exhibit shall have the meaning set forth in the Agreement

     1. Haywood is a bank holding company duly incorporated, validly existing and in good standing under the North Carolina Business Corporation Act with the corporate power and authority to conduct its business as such business is described in Haywood's Annual Report on Form 10-K for the year ended December 31, 1998.

     2. Bank is a state savings bank duly incorporated, validly existing and in good standing under Chapter 54L of the North
Carolina General Statutes.

     3.  The deposits of Bank are insured by the Federal Deposit
Insurance Corporation to the extent provided by law.

     4. To our actual Knowledge, based solely upon the Haywood Officers' Certificate, Haywood's authorized capital stock consists of 10,000,000 shares of Haywood Common Stock and 5,000,000 shares of Haywood Preferred Stock. To our actual Knowledge, based solely upon the Haywood Officers' Certificate, the currently outstanding shares of Haywood Common Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders and are fully paid and nonassessable.

     5. The execution and delivery by Haywood of the Agreement do not violate or contravene any provision of the Articles of Incorporation or Bylaws of Haywood or, to our actual Knowledge, based solely upon the Haywood Officers' Certificate, result in any breach of, or default or acceleration under any mortgage, agreement, lease, indenture or other instrument, order, judgment or decree to which either Haywood or Bank or either of them is a party or by which either is bound.

    6. In accordance with the North Carolina Business Corporation Act, the Articles of Incorporation and the Bylaws of Haywood and pursuant to resolutions duly adopted by its Board of Directors and shareholders, the Agreement has been duly adopted and approved by the Board of Directors of Haywood and by the shareholders of Haywood at the Haywood Shareholders Meeting.

    7. The Agreement has been duly and validly executed and delivered by Haywood, and, assuming valid authorization, execution and delivery by CSBI and HAC, constitutes a valid and binding agreement of Haywood.

                             * * *

Counsel may expressly exclude any opinions as to choice of law and anti-trust matters and may add any other qualifications and explanations of the basis of its opinions as are consistent with the Legal Opinion Accord prepared by the Section of Business Law of the American Bar Association.

                           EXHIBIT G

                        MATTERS TO WHICH
                      TROUTMAN SANDERS LLP
                           WILL OPINE

     Capitalized terms used in this Exhibit shall have the meaning set forth in the Agreement.

     1. CSBI is a bank holding company duly incorporated, validly existing and in good standing under the Georgia Business Corporation Code and the Bank Holding Company Act of 1956, as currently in effect, with the corporate power and authority to conduct its business as such business is described in CSBI's Annual Report on Form 10-K for the year ended December 31, 1998.

     2. HAC is a corporation duly incorporated, validly existing and in good standing under the North Carolina Business
Corporation Act with the corporate power and authority to conduct its business and to own and use its Assets.

     3. The execution and delivery by CSBI and HAC of the Agreement do not violate or contravene any provision of the Articles of Incorporation or Bylaws of either CSBI or HAC or, to our actual Knowledge, based solely upon the CSBI Officers' Certificate, result in any breach of, or default or acceleration under any mortgage, agreement, lease, indenture or other instrument, order, judgment or decree to which either CSBI or HAC or either of them is a party or by which either is bound.

     3. The Agreement has been duly and validly executed and delivered by CSBI and HAC, and assuming valid authorization, execution and delivery by Haywood, constitutes a valid and binding agreement of CSBI and HAC.

     4. The shares of CSBI Common Stock to be issued to the shareholders of Haywood as contemplated in the Agreement have been registered under the Securities Act of 1933, as amended, have been duly authorized and, when issued and delivered pursuant to the Merger, will be validly issued and not in violation of any preemptive rights and will be fully paid and nonassessable under the Georgia Business Corporation Code. To our actual Knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued by the Securities and Exchange Commission, or proceedings therefor initiated or, to our actual Knowledge, threatened. At the time the Registration Statement became effective, the Registration Statement (other than the financial and statistical data contained therein as to which counsel need express no opinion) complied as to form in all material respects with the Securities Act of 1933, as currently in effect, and the regulations promulgated thereunder.

     5. To our actual Knowledge, based solely upon the CSBI Officers' Certificate, CSBI has authorized ______ shares of CSBI Common Stock. To our actual Knowledge, based solely upon the CSBI Officers' Certificate, the currently outstanding shares of CSBI Common Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders and are fully paid and nonassessable.

                           G-1

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                             * * *

Counsel may expressly exclude any opinions as to choice of law and anti-trust matters and may add any other qualifications and explanations of the basis of its opinions as are consistent with the Legal Opinion Accord prepared by the Section of Business Law of the American Bar Association. As to matters of North Carolina law, counsel is entitled to rely on counsel admitted to practice law in the State of North Carolina as may be determined and selected in counsel's sole discretion.